Registration No. 333-131451

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 5 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           NEVADA                         7389                     76-0270295
           ------                         ----                     ----------
 State or other Jurisdiction         Primary Standard           I.R.S. Employer
     of incorporation or         Industrial Classification    Identification No.
        Organization                    Code Number

                               17194 PRESTON ROAD
                               SUITE 102, PMB 341
                                DALLAS, TX 75248
                                 (214) 254-3440
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                                 ---------------

                                   IVAN ZWEIG
                             CHIEF EXECUTIVE OFFICER
                               17194 PRESTON ROAD
                               SUITE 102, PMB 341
                                DALLAS, TX 75248
                                 (214) 254-3440
            (Name, Address and Telephone Number of Agent for Service)

                                 ---------------

                                    COPY TO:
                               LAURA ANTHONY, ESQ.
                             LEGAL & COMPLIANCE, LLC
                               330 CLEMATIS STREET
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 514-0936

                                 ---------------

 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
--------------------------------------------------------------------------------
                (Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), c heck the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

--------------------------------------------------------------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                     CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                  AMOUNT TO     OFFERING PRICE        AGGREGATE         AMOUNT OF
SECURITIES TO BE REGISTERED           BE REGISTERED    PER SHARE(1)      OFFERING PRICE    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock,$.001 par value            82,212,048     $   0.07            $  5,754,843      $  616.00
-----------------------------------------------------------------------------------------------------------
Common Stock underlying exercise
of stock purchase warrants              30,488,281     $   0.10 (2)        $  3,080,234      $  330.00
-----------------------------------------------------------------------------------------------------------
  TOTAL:                               112,700,329     $      ---          $  7,807,427      $  946.00 (3)
-----------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(g) of the
Securities Act of 1933, as amended. The price per share is based on the price of the common stock on the Over-The-Counter Bulletin Board on July 14, 2006.

(2) An aggregate of 29,441,407 of the warrants are exercisable at $0.10 per share and 1,046,874 of the warrants are exercisable at $0.13 per share.

(3)The Registrant paid a filing fee of $1,346.00 with its Registration Statement filed February 1, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                      Subject to completion, dated August 11, 2006

PROSPECTUS

IELEMENT CORPORATION
17194 PRESTON ROAD
SUITE 102, PMB 341
DALLAS, TX 75248
(214) 254-3440

112,700,329 Shares of Common Stock

We are registering for resale up to 112,700,329 shares of our common stock, of which 82,212,048 shares are currently outstanding and 30,488,281 shares are issuable upon the exercise of stock purchase warrants by certain selling shareholders identified in this prospectus (the "Warrants"). We will not receive any proceeds from this offering. We may receive proceeds from the exercise price of the Warrants if they are exercised by the selling security holders. We will bear all costs associated with this registration.

The shares of common stock being offered in this prospectus may be sold at fixed prices, prevailing market prices determined at the time of sale, varying prices determined at the time of sale or at negotiated prices. The shares of our common stock covered by this prospectus may be sold from time to time pursuant to various agreements between the selling shareholders and us.

Our common stock is traded on the OTC Bulletin Board under the symbol "IELM.OB." The average of the high and low trading price of our common stock on July 14,
2006 was $0.0525.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission ("SEC") is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 2 WHICH DESCRIBES CERTAIN MATERIAL RISK FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 11, 2006

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES...........................................       37

FINANCIAL STATEMENTS...................................................       38

PROSPECTUS SUMMARY

 Unless otherwise indicated, all references to "we", "us", "our" and similar terms, as well as references to the "Registrant", the "Company" or "IElement" in this prospectus, refer to IElement Corporation, a Nevada corporation and not to the selling stockholders.

 THIS PROSPECTUS IS A PART OF A REGISTRATION STATEMENT THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION USING A "SHELF REGISTRATION" PROCESS. YOU SHOULD READ THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS ANY POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER "AVAILABLE INFORMATION" BEFORE YOU MAKE ANY INVESTMENT DECISION.

 THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THESE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS.SEE "FORWARD LOOKING STATEMENTS."

Company Overview

 IElement is a facilities-based nationwide communications service provider that provides telecommunications services to small and medium sized businesses ("SMBs"). As a facilities-based provider we own our own network equipment including telephone switches. In other words, we sell local and long distance telephone service and Internet access primarily via digital T-1 connections and tailor the particular service to the customer's needs by regulating bandwidth, number of telephone lines, and type of service. Our Layer 2 Private Network ("L2PN") service allows businesses with multiple locations to connect all of their locations securely without the use of firewalls or encryption devices and without routing traffic over the internet. We have already developed our Voice over Internet Protocols ("VoIP"s) service and successfully tested it internally. We are in the process of installing VoIP service for our first customer. We have a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas, and Chicago and smaller facilities in ten other cities.

 Historically, we have regularly incurred losses from operations such that, as of March 31, 2006, we have generated an accumulated deficit of $2,403,410. Inasmuch as we will continue to have operating expenses and will be required to make significant up-front expenditures in connection with the proposed development of our business, we may continue to incur losses for at least the next 12 months and until such time, if ever, as we are able to generate sufficient revenues to finance our operations and the costs of continuing expansion. As a result of our operating losses, we have relied upon external financing to fund operations.

 The report of our independent registered public accountants on our March 31, 2006, and December 31, 2004 and 2003 financial statements, as included in this Prospectus, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding.

We have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from, and sale of capital stock to, third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. If we cannot obtain additional funds when needed, we may be forced to curtail or cease our activities, which may result in the loss of all or a substantial portion of your investment.

About This Offering

This prospectus relates to the resale of up to 112,700,329 shares of our common stock, of which 82,212,048 shares are currently outstanding and 30,488,281 shares are issuable upon the exercise of stock purchase warrants by certain selling shareholders identified in this prospectus. We will not receive any proceeds from this offering. However, upon exercise of the Warrants by the selling shareholders, we will receive the proceeds therefrom. We will bear all costs associated with this registration.

Common Stock Offered.................................    1,700,329 shares

Common Stock Outstanding at August 11, 2006(1).........  159,035,031 shares

Use of  Proceeds.....................................  We will not receive any of the proceeds from the sale
                                                       of the shares by the selling
                                                       shareholders, except upon
                                                       exercise of certain common
                                                       stock purchase warrants.

OTC Bulletin Board Ticker Symbol.....................  IELM.OB

(1) Does not include (i)30,488,281 shares that are issuable upon the exercise of outstanding warrants.

Selected Financial Information

The selected financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including notes thereto, appearing elsewhere in this prospectus. The information provided for fiscal year end March 31, 2006 reflects consolidated numbers of IElement and MailKey. The summary financial information provided for the year ended December 31, 2004 and 2003 reflects solely IElement as the reverse merger with MailKey was consummated in January 2005. See "Financial Statements."
                                              Summary Operating Information
                                          Restated        Restated        Restated
                                         March 31,      December 31,    December 31
                                            2006            2004            2003
                                       -------------   -------------   -------------
Net revenues ........................  $   4,550,092   $   5,954,772   $   4,552,436
Income (loss) from operations .......  ($  1,426,084)  ($    169,973)  ($    199,153)
Net income (loss) ...................  ($  1,426,084)  ($    169,973)  ($    199,153)
Earnings (loss) per common share ....  ($       0.01)  ($       0.02)  ($       0.02)
Weighted average number of common
 shares outstanding
     Basic ..........................      105,25,992      14,913,483      12,167,110
     Diluted ........................      105,25,992      14,913,483      12,167,110

                        Summary Balance Sheet Information
                                                     Restated         Restated
                                                     March 31       December 31,
                                                        2006            2004
                                                    -----------      -----------
Working capital deficit .......................     $ 1,379,278      $ 3,289,318
Total assets ..................................     $ 2,049,815      $ 1,678,719
Total liabilities .............................     $ 3,067,219      $ 3,946,107
Stockholders' equity deficiency xxxx ..........     ($1,017,404)     ($2,267,387)

IElement sustained a loss from operations for each of the years ended March 31, 2006, December 31, 2004 and December 31, 2003.

RISK FACTORS

An investment in the Common Stock of the Company is highly speculative, involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment. In evaluating the Company and its business, prospective investors should carefully consider the following risk factors in addition to the other information included in this Registration
Statement.

The following risk factors should be considered carefully in addition to the other information contained in this prospectus:

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY WHICH RAISES SUBSTANTIAL DOUBT AS TO OUR ABILITY TO SUCCESSFULLY DEVELOP PROFITABLE BUSINESS OPERATIONS

We have a limited operating history. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the telecommunications industry. We have yet to generate significant revenues from operations and have been focused on organizational, development, and market analysis and fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:
- our ability to raise adequate working capital;
- success of our development;
- demand for our services;
- the level of our competition;
- our ability to attract and maintain key management and employees;
and
- our ability to efficiently produce and establish facilities for treatment in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our production, marketing and treatment efforts, when commenced. Despite our best efforts we may not be successful in our development efforts or obtain required regulatory approvals.

WE HAVE HISTORICALLY INCURRED LOSSES AND LOSSES MAY CONTINUE IN THE FUTURE

We have generated an accumulated deficit of $2,403,410 at March 31, 2006. Inasmuch as we will continue to have operating expenses and will be required to make significant up-front expenditures in connection with the proposed development of our business, we may continue to incur losses for at least the next 12 months and until such time, if ever, as we are able to generate sufficient revenues to finance our operations and the costs of continuing expansion. There can be no assurance that we will be able to generate significant revenues or achieve profitable operations. It may be necessary to raise capital through issuing equity which could cause dilution and/or negatively affect the price of our common stock.

THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

The report of our independent registered public accountants on our March 31 2006, and December 31, 2004 and 2003 financial statements, as included in this Prospectus, included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS, OUR BUSINESS OPERATIONS WILL BE CURTAILED.

Our operations have relied almost entirely on external financing to fund our operations, including the expansion into VoIP. Such financing has historically come from a combination of borrowings from, and sale of capital stock to, third parties. Although our recent private placement has provided us with funds to operate for the next twelve months, we may in the future need to raise additional capital to fund anticipated operating expenses and future expansion. We anticipate receiving funds from the exercise of the Warrants by the Selling Stockholders, however, if for some reason, the Warrants are not exercised, we may need to curtail expansion plans. Among other things, external financing will be required to cover our operating costs. The sale of our capital stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be available on terms we find acceptable. If we cannot obtain additional funds when needed, we may be forced to curtail or cease our activities, which may result in the loss of all or a substantial portion of your investment.

WE ARE DEPENDENT ON THE EFFORTS OF OUR EXECUTIVE OFFICERS AND SENIOR MANAGEMENT.

Our success depends largely upon the continued services of our executive officers and other key personnel. A small number of key management, operating employees and consultants manage our telecommunications business. In particular, we rely heavily on the services of our CEO, Mr. Ivan Zweig and our Chief Technology Expert, Mr. Alex Ponnath. Mr. Ponnath is a consultant, independent contractor who has been working with IElement since February, 2000. Our loss of of either gentlemen or their failure to work effectively as a team could materially adversely impact our telecommunications business. Competition for qualified executives in the telecommunications and data communication industries is intense and there are a limited number of persons with applicable experience. In addition, the remaining fourteen employees have worked together for several years and operate well as a team. Accordingly, the loss of any of our employees could effect the overall management of our business.

Effective January 18, 2005 we entered into an employment agreement with Ivan Zweig, our chairman and chief executive officer. This agreement provides that Mr. Zweig may discontinue his employment with us after providing us with little notice of his decision (typically one month). As a result, Mr. Zweig could terminate his employment with us at any time without penalty and go to work for one of our competitors. We believe that we have offset this risk to some degree by maintaining a key person life insurance policy on Ivan Zweig.

BECAUSE COMPETITION FOR OUR TARGET EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE HIGHLY SKILLED EMPLOYEES WE NEED TO SUPPORT OUR PLANNED GROWTH.

To execute our growth plan, we must attract and retain highly qualified personnel. We may need to hire additional personnel in virtually all operational areas, including selling and marketing, operations and technical support, programming, technology, engineering, customer service and administration. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Although competition for highly skilled and competent employees is a risk faced by all businesses and by our competitors, many of our competitors have greater resources than we do and therefore can offer more attractive compensation packages.

IF WE ACQUIRE ANY COMPANIES OR TECHNOLOGIES IN THE FUTURE, SUCH COMPANIES AND TECHNOLOGIES COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE MANAGEMENT'S TIME AND ATTENTION AND DILUTE STOCKHOLDER VALUE.

We intend to acquire or make investments in complementary companies, businesses, assets and/or technologies in the future. We have not made any acquisitions or investments to date, and therefore, our ability to make acquisitions or investments is unproven. Moreover, we have not currently entered into any material definitive agreements for acquisitions, although we have engaged in preliminary and informal discussions. Acquisitions and investments involve numerous risks, including:

o inability to generate sufficient revenue or growth in revenue or to offset acquisition or investment costs;
o difficulties in integrating operations, technologies, service and personnel;
o diversion of financial and management resources from existing operations;
o risk of entering new markets; and
o potential loss of key employees;
o difficulties integrating the operations and personnel of acquired companies;
o the additional financial resources required to fund the operations of acquired companies;
o the potential disruption of our business;
o our ability to maximize our financial and strategic position by the incorporation of acquired technology or businesses with our product and service offerings;
o the difficulty of maintaining uniform standards, controls, procedures and policies;
o the potential loss of key employees of acquired companies;
o the impairment of employee and customer relationships as a result of changes in management; and
o significant expenditures to consummate acquisitions.

Acquisitions could also require us to record substantial amounts of goodwill and other intangible assets. Any future impairment of such goodwill along with the amortization of other intangible assets, would adversely affect our operating results. In addition, if we finance acquisitions by issuing convertible debt or equity securities our existing stockholders may be diluted, which could affect the market price of our stock. If we finance such acquisitions with bank debt or high yield debt, these arrangements would likely impose substantial operating covenants on us and result in interest expense that could adversely affect our business and operating results.

As a part of our acquisition strategy, we may engage in discussions with various businesses respecting the potential acquisition. In connection with these discussions, we and each potential acquired business may exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms and conditions of the potential acquisition. In certain cases, the prospective acquired business may agree not to discuss a potential acquisition with any other party for a specific period of time, may grant us certain rights in the event the acquisition is not completed, and may agree to take other actions designed to enhance the possibility of the acquisition. Potential acquisition discussions may take place over a long period of time, may involve difficult business integration and other issues, and may require solutions for numerous family relationship, management succession and related matters.

As a result of these and other factors, potential acquisitions that from time to time appear likely to occur may not result in binding legal agreements and may not be consummated. Our acquisition agreements may contain purchase price adjustments, rights of set-off and other remedies in the event that certain unforeseen liabilities or issues arise in connection with an acquisition. These remedies, however, may not be sufficient to compensate us in the event that any unforeseen liabilities or other issues arise.

OUR GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

As we implement our business plan, we may experience a period of rapid growth in our employee roster and operations, which may place a significant strain on our management, administrative, operational and financial infrastructure.

Our success will depend in part upon the ability of our senior management to manage this growth effectively, including attracting additional skilled personnel. If our new hires perform poorly, if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business will likely be harmed. To manage the expected growth of our operations and personnel, we will need to continually improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

THE MARKET IN WHICH WE PARTICIPATE IS INTENSELY COMPETITIVE, AND IF WE DO NOT COMPETE EFFECTIVELY, OUR OPERATING RESULTS, STOCKHOLDER VALUE AND PLANNED GROWTH WILL SUFFER.

The market for telecommunications solutions, including local, long distance, data and Internet products and services, is intensely competitive and rapidly changing. Barriers to entry into this market have increased due to regulatory changes and increased costs of doing business with the Incumbent Local Exchange Carriers (ILECs), but these barriers have been offset by reductions in costs for bandwidth and the subsequent development of Voice over Internet Protocol (VoIP), which has allowed new competition to arise in the telephone services arena. Many of our competitors are larger and have more resources than we do. With the introduction of new technologies and market entrants, we expect competition to intensify in the future.

Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories, larger research, development and marketing budgets as well as substantially greater financial, technical and other resources. In addition, many of our current and potential competitors have access to larger customer bases and have more extensive marketing and distribution arrangements with resellers, distributors and OEMs than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Furthermore, because of these advantages, even if we develop products that are more effective than the products that our competitors offer, potential customers might accept competitive products in lieu of purchasing our products or services.

We face competition from businesses that develop their own VoIP and other Internet based telecommunications services, as well as from ILECs who have achieved regulatory relief from the Telecommunications Act of 1996, and have begun to charge more for wholesale prices and in some cases eliminated the wholesale opportunity based on the size of the market. Our current and potential principal competitors include:

o Other Competitive Local Exchange (CLECs) provider who provide many of the same telecommunications products and services that we do.
Some examples of CLECs are : XO Communications, Xspedius, Logix
Communications and McLeod Telecom; ILECs such as SBC
Communications, Verizon, Qwest and Bell South who are the largest provider of local, long distance and Internet services to
businesses;

o VoIP providers such as Vonage, Covad and mPower who can deliver local and long distance services over an Internet connection.

WE MAY BECOME INVOLVED IN LITIGATION, WHICH COULD BE COSTLY AND TIME CONSUMING TO DEFEND.

We may become involved in litigation such as securities class actions, intellectual property, employment (unfair hiring or terminations) and/or issues pertaining to delivering E911 services, among others. For example, we may be subject to lawsuits by parties claiming that we did not offer E911 services that are required by law at increasingly higher standards. Parties trying to call 911 from locations that we service may not be able to complete the call based on the fact that a T1 is a digital service and that emergencies such as fires, power outages, or simple equipment failure could disable the ability of a person to dial out over our local lines. Any of these parties could potentially claim that we are interfering with the lawful conduct of their business. Although we believe we have properly informed our customers, given them information on backup E911 procedures, as well as paying for backup lines to be installed, risk of litigation cannot be entirely eliminated. Litigation involves costs in defending the action and the risk of an adverse judgment.

On February 14, 2006 we settled the breach of contract litigation against Communications Plus, Inc., a California company d/b/a Global Communications, ("Global") for a total settlement amount of $27,000 payable in periodic payments beginning on February 14, 2006 and ending December 1, 2006.

On April 19, 2005 KK Solutions, Inc., a California corporation d/b/a Three 18, Inc. ("KK"), filed a complaint against us and CEO Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to KK. On May 2, 2006 we settled the litigation for a total settlement amount of $26,500 which has been paid in full.

THE FAILURE OF OUR CUSTOMERS TO PAY THEIR BILLS ON A TIMELY BASIS COULD
ADVERSELY AFFECT OUR CASH FLOW.

Our target customers consist of residences and small businesses. We anticipate having to bill and collect numerous relatively small customer accounts. We may experience difficulty in collecting amounts due on a timely basis. Although we will have the ability to discontinue services for untimely payments some customers may have moved or may not desire continued services, in which case collection could be very difficult. Our failure to collect accounts receivable owed to us by our customers on a timely basis could have a material adverse effect on our business, financial condition, results of operations and cash flow.

As of August 11, 2006, our gross accounts receivable totaled $120,273. We have set aside an allowance of $12,165 against that balance for uncollectible accounts. The net amount we expect to receive is $108,108. As a telecommunications provider, we bill for our services up front, so therefore we have significant leverage to collect on our Accounts Receivable because, with proper dunning, we can discontinue our customers' telephone and internet services if they do not pay their bill.

WE MAY BE UNABLE TO ADAPT TO RAPID TECHNOLOGY TRENDS AND EVOLVING INDUSTRY
STANDARDS.

The communications industry is subject to rapid and significant changes due to technology innovation, evolving industry standards, and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of technical or product obsolescence. We will need to use technologies effectively, continue to develop our technical expertise and enhance our existing products and services in a timely manner to compete successfully in this industry. We may not be successful in using new technologies effectively, developing new products or enhancing existing products and services in a timely manner in order to compete. In particular, it was and will continue to be a costly process to upgrade our networks to accommodate VoIP traffic. If a more advanced technology is developed and implemented in the telecommunications industry we may not be able to adapt or adapt quickly enough to effectively compete.

THE TELECOMMUNICATIONS INDUSTRY IS HIGHLY REGULATED AND AMENDMENTS TO OR REPEALS OF EXISTING REGULATIONS OR THE ADOPTION OF NEW REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Federal, state and local regulation may affect our telecommunications business. Since regulation of the telecommunications industry in general, and the CLEC industry in particular, is frequently changing, we cannot predict whether, when and to what extent new regulations will affect us. The following factors, among others, may adversely affect our business, financial condition and results of operations:

o delays in obtaining required regulatory approvals;
o new court decisions;
o the enactment of new adverse regulations; and
o the establishment of strict regulatory requirements.

INDUSTRY CONSOLIDATION COULD MAKE IT MORE DIFFICULT TO COMPETE.

Companies offering Internet, data and communications services are, in some circumstances, consolidating. We may not be able to compete successfully with businesses that have combined, or will combine, to produce companies with substantially greater financial, sales and marketing resources, larger client bases, extended networks and infra-structures and more established relationships with vendors, distributors and partners than we have.

RISKS RELATED TO OUR STOCK

WE HAVE NOT PAID DIVIDENDS TO OUR STOCKHOLDERS.

We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends. Individuals who purchase our common stock from the Selling Shareholders will not receive income on such investment from the Company paying dividends. Any potential profit on the investment will be the result of an increased stock price, and the ability of an investor to sell the stock at such an increased price.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

 The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

o announcements of new products or services by our competitors;
o fluctuations in revenue from our indirect sales channels.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

o quarterly variations in our revenues and operating expenses;
o announcements of technological innovations or new products or services by us; and
o our technological capabilities to accommodate the future growth in our operations or those of our customers.

In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many Internet-related companies, and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

DISAPPOINTING QUARTERLY REVENUE OR OPERATING RESULTS COULD CAUSE THE PRICE OF OUR COMMON STOCK TO FALL.

Our quarterly revenue and operating results are difficult to predict and may fluctuate significantly from quarter to quarter. If our quarterly revenue or operating results fall below the expectations of investors or security analysts, the price of our common stock could fall substantially. Our quarterly revenue and operating results may fluctuate as a result of a variety of factors, many of which are outside our control, including:
o the amount and timing of expenditures relating to the rollout of our POTS and VoIP service offerings;
o our ability to obtain, and the timing of, necessary regulatory approvals;
o the rate at which we are able to attract customers within our target markets and our ability to retain these customers at
sufficient aggregate revenue levels;
o our ability to deploy our network on a timely basis;
o the availability of financing to continue our expansion;
o technical difficulties or network downtime; and
o the introduction of new services or technologies by our
competitors and resulting pressures on the pricing of our service.

FUTURE SALES BY OUR STOCKHOLDERS MAY HAVE THE AFFECT OF LOWERING OUR STOCK
PRICE.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. We are registering for resale more than 100% of the current public float, and accordingly, the number of shares trading in the open market will increase by over 100%. This large increase in available common stock may have a depressive effect on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET MAY DEVELOP. ACCORDINGLY INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES DUE TO THE LACK OF AN ACTIVE AND LIQUID PUBLIC MARKET FOR OUR SHARES.

Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Thinly traded common stock is typically significantly more volatile than common stock trading in an active public market.

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our common stock will trade at the same levels of our stocks in our industry or that our industry stocks in general will sustain their current market prices. Factors that could cause such volatility may include, among other things:

o actual or anticipated fluctuations in our quarterly operating results
o large purchases or sales or our common stock
o announcements of technological innovations
o changes in financial estimates by securities analysts
o investor perception of our business prospects
o conditions or trends in the telecommunications industry
o changes in the market valuations of other industry-related companies
o the acceptance of market makers and institutional investors of our business model and our common stock; and
o worldwide economic or financial conditions.

INVESTORS IN OUR SECURITIES MAY SUFFER DILUTION. THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

The issuance of shares of our common stock, or shares of our common stock underlying warrants, options or preferred stock will dilute the equity interest of existing stockholders who do not have anti-dilution rights and could have a significant adverse effect on the market price of our common stock. The sale of our common stock acquired at a discount could have a negative impact on the market price of our common stock and could increase the volatility in the market price of our common stock. In addition, we may seek additional financing which may result in the issuance of additional shares of our common stock and/or rights to acquire additional shares of our common stock. The issuance of our common stock in connection with such financing may result in substantial dilution to the existing holders of our common stock who do not have anti-dilution rights. Those additional issuances of our common stock would result in a reduction of an existing holder's percentage interest in our company.

The Selling Stockholders intend to sell in the public market the shares of common stock being registered in this offering. To the extent the Selling Stockholders acquired their shares or warrants at prices less than the current trading price of our common stock, they may have an incentive to immediately resell such shares in the market which may, in turn, cause the trading price of our common stock to decline. Significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties that would place further downward pressure on our stock price.

We are registering for resale up to 112,700,329 shares of our common stock, of which 82,212,048 shares are currently outstanding and 30,488,281 shares are issuable upon the exercise of stock purchase warrants by certain selling shareholders identified in this prospectus. As such shares of our common stock are resold in the public market, the supply of our common stock will increase, which could decrease its price. Moreover, the number of shares we are registering for resale constitutes more than 100% of the shares currently outstanding on a fully diluted basis.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

o With a price of less than $5.00 per share;
o That are not traded on a "recognized" national exchange;
o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must have a price of not less than
$5.00 per share); or
o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years)
or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH COULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of the company's internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. These requirements may first apply to our annual report on Form 10-K for the fiscal year ending March 31, 2008. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management's assessment or may issue a report that is qualified if they are not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We are a young company with limited accounting personnel and other resources with which to address our internal controls and procedures. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

 As of August 11, 2006, our gross accounts receivable totaled $120,273. We have set aside an allowance of $12,165 against that balance for uncollectible accounts. The net amount we expect to receive is $108,108. As a telecommunications provider, we bill for our services up front, so therefore we have significant leverage to collect on our Accounts Receivable because, with proper dunning, we can discontinue our customers' telephone and internet services if they do not pay their bill.

OUR INTERNAL CONTROLS AND PROCEDURES HAVE PREVIOUSLY BEEN INSUFFICIENT TO ENSURE TIMELY AND ACCURATE REPORTING OF OUR FINANCIAL STATEMENTS AND OTHER REQUIRED FILINGS.

On July 14, 2006 our auditors identified a material weakness in our internal controls and procedures that resulted in the misstatement of our financial results. This material weakness began in March of 2003 and was the result of an ineffective segregation of duties and inadequate monitoring over financial reporting. One person, our controller, performed all of the significant accounting tasks, which impacted our ability to accurately report the recapitalization of ICCC in March 2003. Upon review of this transcation on July 14, 2006, a restatement was filed to correct the reporting of this transcation by removing those adjustments related to fair value and goodwill.

  Since the material weakness originated in March 2003, we have hired two additional accountants to segregate the duties of the accounting staff  and named a CFO, Ivan Zweig, who now monitors all financial reporting. In addition, we have since implemented a policy to have the full Board of Directors review both our quarterly and annual financial statements before filing.

  Our internal accounting team now has both the personnel and the experience to recognize and record significant transactions according to GAAP and we have implemented a full review of all financial information by our Board of Directors as well as certification by our CFO.  Management and the Board of Directors believe that the above remedies remediate this material weakness.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects", "plans", "will", "may", "anticipates", "believes", "should", "intends", "estimates", and other words of similar meaning. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and we cannot assure you that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the following:
o availability and adequacy of our cash flow to meet our
requirements;
o economic, competitive, demographic, business and other conditions in our markets
o competition
o changes in our business and growth strategy (including our acquisition strategy) or development plans
o availability of additional capital to support acquisitions and development, and
o other factors discussed under the section entitled "Risk Factors"
or elsewhere in this prospectus

All forward-looking statements attributable to us are expressly qualified by these and other factors. Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the selling stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of warrants outstanding. In that case, we could receive a maximum of $3,080,234, which would be used for working capital and general corporate purposes

Use of proceeds from the original issuance of the shares of common stock registered herein:

- $100,000 acquisition of as of yet unidentified smaller
complimentary entity
- $200,000 new activities--marketing in Europe, including research reports and telemarketing; telemarketing into new markets such as
Fresno, CA and Lubbock, TX
- $203,437 monthly operations
- $79,000 capital expenditures including equipment related to VoIP
- $850,000 pay debt and bring accounts payable current
- $150,000 finder's fees

Use of proceeds from the exercise of the stock purchase Warrants. The common stock issuable upon such exercise is being registered herein:

- $500,000 fund new full service office and sales force in Chicago, including hiring necessary personnel and management to operate office
- $200,000 software purchase for new equipment
- $900,000 acquisitions of as of yet unidentified telecommunications entities
- $450,000 monthly operations and reserve for potential negative cash flow
- $150,000 consultants & marketing expansion including in Europe,
California and Texas

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Since April 2004, our common stock has been quoted on the OTC Bulletin Board under the symbol "IELM.OB". Prior to that date, there was no active market for our common stock. We have a March 31 fiscal year. The following table sets forth the high and low sales prices for the periods indicated as reported by the OTC Bulletin Board:
Fiscal Year 2005                                          High      Low
- ----------------                                        ----      ---

First Quarter(beginning April 14, 2004)                   $3.80    $3.30
Second Quarter                                             3.60     0.78
Third Quarter                                              1.01     0.40
Fourth Quarter                                             0.09     0.02

Fiscal Year 2006                                          High      Low
- ----------------                                        ----      ---

First Quarter                                             $0.09    $0.01
Second Quarter                                             0.07     0.03
Third Quarter                                              0.08     0.03
Fourth Quarter                                             0.22     0.06

Fiscal Year 2007                                           High     Low
- ----------------                                         ----     ---

First Quarter                                             $0.10    $0.06

The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places. The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, board market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

 Holders As of August 11, 2006, there were 392 holders of record of our common stock and approximately 530 beneficial holders. Dividend Policy We have never paid dividends on our common stock and do not expected to do so in the foreseeable future.
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This "Plan of Operation" and other parts of this report contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this report are based on information available to us on the date hereof and, except as required by law we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result125 of a number of factors, including those set forth under the caption "Disclosure Regarding Forward-Looking Statements" and elsewhere in this report. The following should be read in conjunction with our audited financial statements and the related notes thereto contained elsewhere in this report.

The statements contained herein that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Historical results should not be relied on as indicative of trends in operating results for any future period. The actual results of the future events described in such forward-looking statements in this report could differ materially from those stated in such forward-looking statements.

EXECUTIVE OVERVIEW

Although we have a solid, consistent, steady revenue base,  characterized by our base of customers which are under long-term contracts and  most of which have been our customers for several years, revenue attrition is a  major trend in the telecommunications industry that affects every provider and  is an area of financial concern to us. Competition between providers for  services that many small and medium sized businesses see as commodities leads  customers to change providers based largely on price. The resulting effect is  detrimental to our business model in two ways. First, our customers leave us for  other providers and second, when we do renew our customers' contracts, we do so  at rates up to 20 percent lower than they had been paying.

To combat this revenue attrition, we intend to hire a new sales force in the coming months and we have earmarked $500,000 in cash raised through our recent private equity placement for this purpose. This will allow us to pursue new customers that more than replace the revenue lost to attrition. This sales force will be based in Chicago, where the smallest of our three major customer bases is and also where we have the most underutilized network capacity, allowing us to turn a profit quicker than we could elsewhere and maybe within 6 months.

Our overall financial condition improved significantly with the recent private equity placement and the increased liquidity it brought. However, we do continue to use cash and at our current pace we would run out of cash this year if we were not able to successfully convert the warrants issued in the private placement, raise additional funds or acquire a cash flow positive company.

To combat this, we would be able to reduce or eliminate certain general and administrative expense items, defer salaries or eliminate costly vendors. These spending cuts would return the company to the break even point or result in a net income. Because doing so would halt our growth plans, we do not intend to make these cuts unless we are unable to continue pursuing our growth model.

We continue to incur operating losses because we have readied the company for rapid growth "out of the gate" as soon as we convert the private placement warrants. We have the necessary equipment, infrastructure, personnel, experience and processes to handle a much higher volume of customers. If we cut back on these expenses before we have a chance to utilize them we will save money in the short term but seriously hinder our ability to grow.

Our main items of concern with our operating results are the declining revenue that results from customer attrition as described above and the corresponding decrease in cash flow, which was negative to begin with. These items in tandem cause concern because the only way to remedy them is to spend more cash on sales and retention. We currently do not have an active sales force and only one employee dedicated to retention, so our revenue and cash flow from operations have recently been decreasing.

We believe that the money we expect to receive from investors exercising their warrants to purchase our stock will be sufficient not only to stabilize our current revenue, but to rapidly grow our customer base and increase our revenue, provide a positive cash flow from operations and start earning a net income on a regular basis. If we are able to successfully convert most of the warrants outstanding and set aside $500,000 specifically for a new sales force in Chicago, we believe we will be able to successfully become a profitable company within 6 months of that successful conversion. If we are unable to successfully convert a majority of the warrants, we will be forced to seek other debt or equity funding or to cut expenses by laying off employees or discontinuing certain services provided by our vendors.

Our auditors have expressed doubt as to our ability to continue as a going concern. Because of the telecommunications industry's declining revenue trend and the fact that we cannot stabilize or increase our revenue and cash flow without a sales force, we believe that we need to recruit, train and retain an effective sales force. In order to do this, we need to obtain additional funding in the minimum amount of $500,000. Our intent is to raise this cash by calling the warrants issued in our recent private equity placement. If we are not able to do this and cannot raise additional debt or equity financing by other means, we may not be able to continue as a going concern. We believe that we have a very valuable business and have no intention of discontinuing our operations. We will do everything in our power to obtain additional financing and continue to carry out our business model.

Market trends in our industry are shifting towards Voice over Internet Protocol (VoIP), and we have also developed our own VoIP product offering. VoIP has been gaining large scale acceptance as companies like Packet-8, Skype and Vonage continue to broadly advertise their services. These pioneering companies have paved the way for smaller, more agile companies like us by spending their time and money developing working VoIP platforms and then exerting significant effort to spread the word about VoIP, thereby leading to the large scale acceptance of which we are now in the midst.

We believe that we see an excellent opportunity as a business VoIP provider since none of the major VoIP providers are targeting businesses. Our barrier to entry into VoIP was minimal when you consider the potential return. Since our network consulting company, Obelix, had already done all necessary research and development, we were able to upgrade our network to provide VoIP for a one time cost of $79,000 in equipment, which we funded from the proceeds of our recent private equity placement.

Another major trend in our industry is towards managed services like managed or hosted exchange (for email), managed PBX (for call features and routing) and data storage or disaster recovery. These services and others like them will be a great addition to the services we already provide and will allow our customers more freedom and options that could be added on to their existing services. Each of these services will be very inexpensive for us to provide and would bolster our gross margins and cash flow from operations. Theses services will also further entrench our customers with us as they would have more services committed to one provider, making it more likely that they will opt to renew their contracts at the end of their terms.

Managed services will be an excellent addition to our product offerings and we are currently researching the order in which we want to roll them out.

There are risks associated with providing these new products, and while the monetary costs to provide these new products are not great, the time and effort involved in providing them are substantial, especially considering our need for a regular sales force selling our existing products. The major risks are that we could start providing a service that nobody wants to buy, that we are not good at selling or that other companies will be able to provide the service at lower prices, maybe even below our cost. In any one of these three scenarios, we would again add to our negative cash flow from operations and take a further net loss, something we can ill afford to do.

There are very good opportunities available in our industry. Any company with a strong sales force can profit from "traditional" telephone and internet services, VoIP, managed services, secure wide area networks, wireless internet access and other complimentary services. We have the infrastructure in place to compete in the marketplace and to profit from our business model, but we need to start with a sales force and continue to build upon it by layering on additional services for our sales force to sell (like disaster recovery) and allowing our service offerings to evolve with the market (like VoIP).

Looking retrospectively at the merger between Mailkey and IElement in January 2005, it becomes apparent that the merged company made the correct decision in jettisoning its old anti-spam product. Even at that time, there were two or three companies that had already deployed a good anti-spam product and were well on their way to achieving a dominant market share. We estimated that the old Mailkey anti-spam product would've required an additional $1 million in research and development costs to completely develop, and there were no assurances that we would have ever been able to sell that product. In fact, it seems likely that we would never have produced a product that could compete with those already on the market. We believe that the direction we've taken IElement with regards to winding down the anti-spam business and concentrating on the business of providing telecommunications service is a great turnaround for the company and one that will benefit our shareholders.

We compete with both competitive local exchange carriers (CLECs) like ourselves, who lease certain access lines from incumbent local exchange carriers (ILECs), and the ILECs themselves. Some examples of our ILEC competitors are Verizon Communications and AT&T. Some examples of our CLEC competitors are XO Communications and CBeyond Communications. We also compete with internet service providers (ISPs), but since their product offerings are typically limited in comparison to ours, this competition has little effect on our operations or planning.

Most of our competitors are larger than us, both in terms of employment and revenue. A number of telecommunications firms either went out of business during the telecom downturn or have been acquired by larger carriers. Because of our size, we are more agile and can quickly adapt the changes in the marketplace and exploit our larger competitors' inability to react quickly, beating them to market with a new product or working more closely with a particular customer to personalize their service.

We provide our own in-house live technical support 24 hours a day, 365 days a year, many of our customers know our employees by our first names and are much more comfortable working with a small, service-oriented company like IElement.

OUR PLAN OF OPERATION

IElement, Inc. is a facilities-based nationwide telecommunications communications service provider for small and medium sized enterprises. IElement, Inc., seeks to provide broadband data, voice and wireless services using integrated T-1 lines with a Layer 2 Private Network/Wide Area Network (WAN) solution to provide dedicated Internet access services, customizable business solutions for voice, data and Internet, and secure communications channels between our customers' offices, partners, vendors, customers and employees without the use of a firewall or encryption devices.

IElement has undertaken steps to present itself under the tradename IElement to its customer base and target market and will continue to take steps to notify, inform and/or promote the name of IElement. We now aim to grow the business of IElement and establish it as a profitable national added-value carrier.

On November 10, 2005, the Company announced its intention to enter into the Voice Over Internet Protocol ("VOIP") market. The Company subsequently purchased the equipment necessary to begin providing VOIP services and identified a partner with VOIP expertise to assist in the planning and implementation.

We purchased VoIP equipment for $80,000 and have identified a VoIP partner. The costs related to further development of our VoIP product are limited to our potential purchase of a new platform that will handle much more capacity than we currently can handle. That platform could cost up to $100,000 for what we would want to do.

We estimate the cost to enter the Chicago market to be approximately $500,000 from May 1, 2006 through March 31, 2007 before operations there become profitable. The $500,000 to start the sales force in Chicago covers all costs associated with acquiring a new office, staffing, training and managing a sales force and installation engineers, acquiring additional bandwidth or connections to accommodate new customers there, paying commissions and agent fees. The Company's current offices and equipment will support the Dallas and Los Angeles service. We will however have increased overall costs for additional marketing, including telemarketing services. Our next target markets are smaller cities in the Midwestern region that have yet to be identified.

The Company expects that a budgeted amount of approximately $650,000 for monthly operations shall be sufficient for 18 months of operations, including the expansion into the Dallas, Chicago and Los Angeles markets.

Upselling added value managed services will not cost a significant amount of money and began on May 1, 2006.

The VoIP testing phase has been completed. We began aggressively marketing VoIP on May 1, 2006.

IElement's focus is to become a profitable national Communication Service Provider (CSP) from California to Florida. IElement's added value, managed service strategy includes the potential development of additional subscription model services such as Managed Microsoft Exchange(tm), prepaid and postpaid cellular services, email and network security, residential/ business based wireless, and Managed Blackberry(tm) services. The development of these services would allow IElement to offer Small and Medium-sized Enterprises ("SMEs") the access to large enterprise type applications with little or no software purchase, hardware investment, upgrade concerns, or full-time administration of these services. These sell-through services should increase the Average Revenue Per Customer ("ARPC"), as well as help improve customer retention.

As an "added-value" provider we intend to provide services that enhance our customers' ability to communicate on top of or along with basic internet access or telephone service.

The Company intends to:

         --   Initially concentrate its resources on adding customers in the
              Dallas, Los Angeles and Chicago markets, while extending its sales reach smaller as of yet unidentified cities in the Midwest region of the United States.

         --   Build out the necessary infrastructure to sell IElement broadband services (wireless or wireline), as well as reselling voice services over the same T1 or wireless equivalent.

         --   Upsell added value managed services to our current and future customer base to raise our ARPC. We believe that existing
              infrastructure can serve multiple new markets as they are brought online in advance of the need for additional capital expenditures or additional software licenses. The cost associated with this goal is minimal and our efforts are beginning immediately.

         --   Seek acquisitions of wireless ISPs (WISPs) and other suitable telephony and/or data carriers in secondary and tertiary markets that can be layered onto the Company's current network including equipment and lines already owned or leased. We believe that such acquisitions would enable greater economies of scale and operating efficiencies. The Company is continuously exploring potential acquisitions in this regard.

         --   Begin aggressively marketing VOIP to the Company's current and potential customers. The Company is currently working diligently to add a small VOIP customer base upon which it can use as a base to aggressively market and expand this base. We have already begun such efforts and will continue to do so in the future. As noted
              above, we are initially concentrating on adding customers in the
              Dallas, Los Angeles and Chicago markets.

Our focus is to become a profitable national Communication Service Provider (CSP) from California to Florida. Our added value, managed service strategy includes the potential development of additional subscription model services such as Managed Microsoft Exchange, prepaid and postpaid cellular services, email and network security, residential/ business based wireless, and Managed Blackberry(tm) services. The development of these services would allow us to offer SMBs access to Enterprise type applications with little or no software purchase, hardware investment, upgrade worries, or full-time administration of these services. These sell through services should increase the Average Revenue Per Customer, as well as help improve customer retention.

We anticipate that the number of people who we employ may increase substantially over the next 12 months as we continue to execute on our business plan.

The costs of implementing our business plan will be derived both from operating revenues and proceeds received from the exercising of warrants by the Selling Stockholders.

The building out of IElement's necessary infrastructure includes purchasing or leasing new telephone switches, the cost of which is expected to be in the range of $200,000 to $600,000 depending on whether we upgrade switches in one market or two and what features the new switches come with. We intend to begin building out infrastructure in May, 2006 and estimate completion by May, 2007.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED MARCH 31, 2006 COMPARED TO PERIOD ENDED DECEMBER 31, 2004

Along with other changes to its Articles of Incorporation adopted on March 7, 2005, IElement changed its fiscal year from a December 31 year-end to a March 31 year-end. The last December 31 year-end occurred on December 31, 2004. A transitory period followed from January 1, 2005 through March 31, 2005 and those financial results and appropriate notes are also included in this filing.

REVENUES

Revenues were $4,550,092 for the fiscal year ended March 31, 2006, as compared to $5,954,772 for the period ended December 31, 2004. This decrease was due to a significant difference in our operations between the two periods. In the period ended December 31, 2004 we had $513,335 in consulting income realized from a one time agreement with a wireless internet provider and another $146,171 in income from settlements with former customers. Accordingly, our recurring revenue base for the period ending December 31, 2004 was $5,295,266. Moreover, to some extent the decrease in revenue between the two periods was due to our decision not to invest in developing and employing a sales force, and that decision has led to some customer attrition. We plan to hire a sales force this year.

COST OF REVENUES

Cost of revenues excluding depreciation was $2,838,021 for the fiscal year ended March 31, 2006 and $3,042,978 for the period ended December 31, 2004.

OPERATING EXPENSES

Operating expenses excluding cost of revenues for the fiscal year ended March 31, 2006 were $3,554,088 compared to $3,497,700 for the period ended December 31, 2004. The increase in operating expenses was primarily related to expanding our service offerings.

GAIN (LOSS) FROM OPERATIONS

Loss from operations for the fiscal year ended March 31, 2006 was $1,426,084 compared to $295,041 for the period ended December 31, 2004. EBITDA for the fiscal year ended March 31, 2006 was ($1,039,550) but more than half of that loss was non-cash items. In particular, we issued stock for services in the amount of $522,748 for the year ended March 31, 2006. Much of that stock was issued to consultants advising the Company in matters pertaining to our private equity placement, shifting our business model toward Voice over Internet Protocol (VoIP) technology and service, expanding our produce offerings and gaining entry to smaller, less competitive markets. Our net operating loss before interest, depreciation, amortization and non-cash items (stock issued for services) for the period ended March 31, 2006 was $486,802, or less than half a penny per share, compared with our reported loss from operations of $1,426,084, or just over a penny per share.

Our management uses EBITDA as a financial measure to compare our gain or loss from operations to other small businesses in the telecommunications industry, most of which are not required to publicly report their financial results and are thus less likely to have GAAP numbers available for comparison. The calculation and disclosure of EBITDA affords both our management and that of other companies a measure to more accurately compare our financial results with those of non-public reporting companies within our industry. EBITDA, as used in this section, is meant only to supplement the financials in this annual report that have been prepared using GAAP and should in no way be considered more important, accurate or be displayed more prominently than our loss from operations. In reconciling EBITDA to our loss from operations, we provide the following table:

    EBITDA                                                                  ($1,039,550)
    Interest Expense                                                                   (534)
    Receivable Factoring Fees (Interest Expense)                 (106,602)
    Depreciation                                                                  (279,398)
    Gain (Loss) from Operations                                     ($1,426,084)

INTEREST EXPENSE

Interest expense was $534 and $138,576 for the years ended March 31, 2006, and December 31, 2004, respectively. Interest expense including factor fees for the years ended March 31, 2006 and December 31, 2004 were $107,136 and $276,597, respectively. Factor fees are very similar to interest charges.

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK

Net loss applicable to Common Stock was $1,426,084 for the fiscal year ended March 31, 2006, compared to a loss of $295,041 for the period ended December 31, 2004. Net loss per common share was $0.01 for the fiscal year ended March 31, 2006, and $0.02 for the period ended December 31, 2004.

The loss in the year ended March 31, 2006 can be attributed mostly to expenses that remained steady while revenue declined. The cost of consulting fees in conjunction with the Company's private equity placement also added to the loss for the year ended March 31, 2006. The loss for the year ended December 31, 2004 can be attributed to high interest costs on our outstanding promissory notes and large factoring expenses associated with the financing of accounts receivables.

LIQUIDITY AND CAPITAL RESOURCES

Since our inception, we have funded our operations primarily through private sales of equity securities and the utilization of short-term convertible debt. As of March 31, 2006 we had a cash balance of $719,450.

In order to facilitate working cash flow, the Company factors or sells approximately 99% of accounts receivables for its customer billing with an outside agency, thereby receiving 75% of the aggregate net face value of the assigned accounts at the time of placement with the factor. We do not otherwise maintain a line of credit or term loan with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from factoring customer receivables and the sale of equity and debt securities. Factoring allows us to receive virtually immediate cash from customer invoices. When each customer pays the third party directly, we receive another 22.75%, so the total cost to us for the third party's advance to us, their payment for processing and collections is 2.25%. Factoring in this manner is a financing alternative to credit card processing.

 The Company recently closed a private placement offering for an aggregate sale price of $1,579,375, of which up to 10% is subject to deduction for fees in connection with the private placement, and warrants for the purchase of and aggregate total of 22,562,500 at a strike price of $.10 per share. The proceeds of the private placement offering improved the Company's cash balance and if a majority of the warrants are exercised IElement will receive an additional $2,256,250 which would be more than sufficient to satisfy the Company's cash needs for its current operations. In addition, if only half of the warrants are exercised, IElement will be able to comfortably sustain its current operations.

 In the event that none of the warrants are exercised, or only nominal number of the warrants are exercised, IElement will require additional funds, above its operating revenues, to sustain operations and grow the business. In this event, IElement plans to seek additional capital in the form of additional private placements of its capital stock or short terms loans or both. In the event that IElement seeks additional capital through the sale of its stock, there will be a dilutive impact on its outstanding common stock.

  As of August 11, 2006, our gross accounts receivable totaled $120,273. We have set aside an allowance of $12,165 against that balance for uncollectible accounts. The net amount we expect to receive is $108,108. As a telecommunications provider, we bill for our services up front, so therefore we have significant leverage to collect on our Accounts Receivable because, with proper dunning, we can discontinue our customers' telephone and internet services if they do not pay their bill.

 As of March 31, 2006 IElement had total notes payable and outstanding in the aggregate principal amount of $634,684.45 owed to 14 note holders. As of March 31, 2006 IElement was current in all obligations except for past due total payments of $7500. None of the notes are interest bearing. The following is a more detailed discussion of the 14 notes.

 On January 19, 2005, IElement issued eight (8) promissory notes to, Kramerica, certain members of Mr. Zweig's immediate family and others in the aggregate amount of $376,956.16 (the "Notes") with no interest. In particular, the Notes are payable to Heather Walther ($20,000), Kramerica, Inc. (aggregate of $120,000), Mary Francis Strait Trust ($55,611.15), Peter Walther ($30,000), Richard Zweig ($20,000), Richard Zweig IRA ($27,500) and Strait Grandchildren Trust ($103,845.01). Upon issuance, the Notes were payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and were secured by substantially all of the assets of IElement. IElement did not make any payments on the Notes.

 On March 25, 2006 each of the eight (8) Notes were cancelled and IElement issued new convertible promissory notes to the same individuals in the same principal amount of $376,956.16, again with no interest thereon. The first payment on each of the new convertible promissory notes is due in September 2006 with a total of 36 monthly installments through August 2009. The Lender has the right to convert all or a portion of the outstanding balance, at any time until the notes are paid in full, into IElement's common stock at a conversion price of $0.035 per share. Any past due balance on the old Notes was forgiven at the time of cancellation of the old Notes and issuance of the new convertible promissory notes. The new convertible promissory notes are secured by substantially all the assets of IElement as were the original Notes.

 On August 8, 2005, IElement issued four (4) promissory notes in the aggregate principal amount of $183,097 to Timothy Dean Smith ($53,930), Susan Walton ($30,000), Jeremy Dean Smith ($54,603) and Dolphin Capital ($44,564), with no interest. Upon issuance the notes were payable in 36 monthly installments with the first payment due in February, 2006. IElement did not make the February, 2006 payment.

 On March 25, 2006 each of the four (4) Notes were cancelled and IElement issued new convertible promissory notes to the same individuals in the same principal amount of $183,097, again with no interest thereon. The first payment on each of the new convertible promissory notes is due in September 2006 with a total of 36 monthly installments through August 2009. The Lender has the right to convert all or a portion of the outstanding balance, at any time until the notes are paid in full, into IElement's common stock at a conversion price of $0.035 per share. Any past due balance on the old Notes was forgiven at the time of cancellation of the old Notes and issuance of the new convertible promissory notes.

 The issuance of new convertible promissory notes on March 25, 2006 in exchange for the previous promissory notes allowed I- Element to extend the first payment date on all twelve of these Notes from February 2006 until September 2006 in exchange for the added conversion feature. The twelve Note Holders would be able to collectively convert their Notes into 16,001,519 shares of IElement common stock at a price of $0.035 per share. This could have a dilutive impact on the Company's outstanding common stock. If all 16,001,519 shares of common stock are converted, these shares would represent approximately nine (9%) percent of IElement's outstanding shares with IElement only receiving approximately half the market value for such shares, based on the current market price.

 The remaining two notes are held by Duane Morris ($34,631.29 as of June 17, 2006) and Palladian ($30,000 as of June 17, 2006). The Duane Morris note was issued in exchange for a settlement of disputed attorneys fees on August 16, 2005 and was originally agreed to be paid in nine monthly installments beginning on September 30, 2005 and ending May 30, 2006. As of June 5, 2006 IElement is past due on its payments on the Duane Morris note, but has been paying $2500 per month and intends to continue to do so. The Palladian note was issued on August 29, 2005 and is being paid in fourteen monthly installments beginning September 5, 2005 and ending October 28, 2006. As of August 11, 2006, IElement is past due on the Palladian note but is making regular monthly payments in the amount of $2500.

 IElement's total debt servicing requirements on the fourteen (14) outstanding promissory notes over the next twelve months is approximately $204,644. In particular, beginning in September 2006, IElement will begin debt service on the twelve 12) convertible promissory notes issued March 25, 2006 in the monthly amount of $15,557. In addition, within the next twelve months IElement will complete payments on the remaining principal balances owed to Duane Morris and Palladian ($64,631.29 as of July 17, 2006).

Although cash flow from current business operations alone would not likely be sufficient to satisfy IElement's current debt obligations. IElement intends to satisfy its debt repayment obligations through a combination of the following. First, through cash flows from current business operations. Second, IElement is actively seeking acquisitions of business with positive cash flow, which cash flow could assist in debt servicing requirements. Third, from the proceeds from the exercise of the warrants, the stock underlying which is being registered herein. Fourth, renegotiating the terms of the debt obligations and in particular the debt obligations to Mr. Zweig and his family. Finally, IElement would not be required to make cash payments on those debt obligations which are converted. Twelve of the Notes may be converted at $.035 per share, which is currently half of the market price.

 On February 14, 2006 we settled the breach of contract litigation against Communications Plus, Inc., a California company d/b/a Global Communications, ("Global") for $27,000 payable to Global Communications in periodic payments beginning February 14, 2006 and ending December 1, 2006.

 On April 19, 2005 KK Solutions, Inc., a California corporation d/b/a Three 18, Inc. ("KK"), filed a complaint against us and CEO Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to KK. On May 2, 2006 we settled the litigation for a total settlement amount of $26,500 which has been paid in full.

  As of August 11, 2006, IElement has issued all stock payable due and owing as of December 31, 2005 as reflected in our notes to financial statements.

IElement is not aware of any undisclosed actual or contingent liabilities.

CRITICAL ACCOUNTING POLICY AND ESTIMATES

Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the consolidated financial statements included in this Annual Report.

CONTROLS AND PROCEDURES

On July 14, 2006 our auditors identified a material weakness in our internal controls and procedures that resulted in the misstatement of our financial results. This material weakness began in March of 2003 and was the result of an ineffective segregation of duties and inadequate monitoring over financial reporting. One person, our controller, performed all of the significant accounting tasks, which impacted our ability to accurately report the recapitalization of ICCC in March 2003. Upon review of this transcation on July 14, 2006, a restatement was filed to correct the reporting of this transcation by removing those adjustments related to fair value and goodwill.

 Since the material weakness originated in March 2003, we have hired two additional accountants to segregate the duties of the accounting staff  and named a CFO, Ivan Zweig, who now monitors all financial reporting. In addition, we have since implemented a policy to have the full Board of Directors review both our quarterly and annual financial statements before filing.

 Our internal accounting team now has both the personnel and the experience to recognize and record significant transactions according to GAAP and we have implemented a full review of all financial information by our Board of Directors as well as certification by our CFO.  Management and the Board of Directors believe that the above remedies remediate this material weakness.

OFF-BALANCE SHEET ARRANGEMENTS

As of August 11, 2006, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we were engaged in such relationships.

BUSINESS

IElement (f/k/a Global Diversified Acquisitions Corp f/k/a MK Secure Solutions Ltd.) was established as a messaging security and management company. A messaging security and management company is one that seeks to provide its customers with protection from spam, viruses, hackers and thieves that attack electronically and in particular through e-mail. On March 25, 2004, pursuant to an Agreement and Plan of Merger, Global Diversified Acquisition Corp. ("GDAC"), acquired all of the outstanding capital stock of MK Secure Solutions Ltd ("MKSS"), a holding company incorporated on March 11, 2003, under the laws of the British Virgin Islands. The transaction was effectuated by the issuance of shares such that the former MKSS shareholders owned approximately 90% of the outstanding MailKey Corporation stock after the transaction. GDAC then changed its name to MailKey Corporation ("MailKey"). Pursuant to the terms of the Merger Agreement, GDCA issued 26,246,000 shares of its common stock to the MailKey Shareholders, representing approximately ninety-four percent (94%) of GDCA's outstanding Common Stock.

Pursuant to the terms of the Merger Agreement, at the Effective Time, MailKey: (i) received a letter of resignation from Andrew J. Kacic as a member of its board of directors, which resignation became effective at 12:00 noon eastern standard time on March 26, 2004, (ii) appointed Graham Norton-Standen and Tim Dean-Smith to serve as directors of the Company, which appointments became effective at the Effective Time, and (iii) received letters of resignation from John W. Shaffer and Raymond J. Bills, constituting all of the remaining members of the Company's board of directors as it existed immediately prior to the Effective Time. Susan Walton subsequently became a director of MailKey. The Agreement and Plan of Merger and First Amendment thereto are filed herewith as Exhibits 2.1 and 2.2.

MailKey, had offices in the United States, Europe and Asia, and was a messaging security company that provided a suite of applications and technologies to manage and control messages and limit the dangers posed by the rapid growth of electronic communication. MailKey protected companies from intrusive or dangerous messages, whether they be e-mail, short messaging service (SMS) or multimedia messaging service (MMS) messages, and helps protects businesses from the most important threats inherent in electronic communication - - spam, viruses, identity theft, mail abuse and lapses in enforcing company security policy. MailKey's applications analyzed and applied rules to all incoming and outgoing messages on a company's network. In so doing, MailKey's technology was designed to put control back into the hands of a company's information technology department.

On November 9, 2004, MailKey Corporation agreed to merge with and into IElement, Inc., a Nevada corporation pursuant to which MailKey acquired all of the issued and outstanding shares of capital stock of IElement. On January 19, 2005, Mailkey consummated the acquisition of IElement. Pursuant to the Agreement and Plan of Merger dated November 9, 2004, as amended by the First Amendment and Waiver to Agreement and Plan of Merger dated December 30, 2004, Mailkey issued an aggregate of 47,845,836 shares of its common stock in exchange for all of the issued and outstanding shares of capital stock of IElement at an exchange ratio of 3.52 shares of Mailkey for each outstanding share of common stock of IElement. The Agreement and Plan of Merger and First Amendment thereto are filed herewith as Exhibits 2.3 and 2.4.

IElement is a facilities-based nationwide communications service provider that provides telecommunications services to small and medium sized enterprises ("SMEs"). IElement utilizes high-speed Internet T-1 lines, integrated T-1 lines for voice and data, wireless Internet/data services, and a Layer 2 Private Network solution to provide SMEs with dedicated Internet access services, customizable business solutions for voice, data and Internet, and secure communications channels between the SMEs' offices, partners, vendors, customers and employees without the use of a firewall or encryption devices. IElement has a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas, and Chicago. IElement started business in 2003.

In connection with the closing of the merger, the Company entered into a letter of intent with Ivan Zweig and Kramerica Capital Corporation ("Kramerica"), a corporation wholly-owned by Mr. Zweig, which contemplates that IElement will enter into a four year employment agreement pursuant to which Mr. Zweig will serve as the Chief Executive Officer of MailKey and IElement. The letter of intent provided that Mr. Zweig will receive an annual base salary of $300,000. In addition to his base salary, Mr. Zweig will be entitled to annual performance bonuses with targets ranging from $1,000,000 to $3,000,000 during the second, third and fourth years provided IElement achieves certain performance goals. If Mr. Zweig is terminated without cause, the Company is obligated to pay the remaining salary owed to Mr. Zweig for the complete term of the employment agreement, to pay off all notes owed to Mr. Zweig or Kramerica, all outstanding options shall become fully vested, the Company shall pay all earned performance bonuses and all accrued vacation. If Mr. Zweig is terminated for any reason other than cause, the Company shall pay in full the Notes owed to either Mr. Zweig or Kramerica Capital Corporation and at least 75% of the earned bonus plan set forth by the directors.

On August 1, 2005, we filed with the SEC an Information Statement on Schedule 14C to change our name from MailKey Corporation to IElement Corporation. Concurrent with this name change, we received a new stock trading symbol (IELM.OB) on the NASD Over-the-Counter Electronic Bulletin Board. The Company received consent to amend the Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 100,000,000 shares to 2,000,000,000 shares, and consented to the authorization of 200,000,000 shares of Blank Check Preferred Stock. There are no current plans to designate any Blank Check Preferred Stock.

Consistent with the expectations of the parties, on August 3, 2005 Tim Dean Smith and Susan Walton resigned from all positions and as Directors with the Company leaving Ivan Zweig as the sole officer and director. On March 4, 2006 Lance K. Stovall and Ken A Willey joined the Board of Directors.

Again, IElement is a facilities-based nationwide communications service provider that provides telecommunications services to small and medium sized enterprises ("SMEs"). IElement utilizes high-speed Internet T-1 lines, integrated T-1 lines for voice and data, wireless Internet/data services, and a Layer 2 Private Network solution to provide SMEs with dedicated Internet access services, customizable business solutions for voice, data and Internet, and secure communications channels between the SMEs' offices, partners, vendors, customers and employees without the use of a firewall or encryption devices. IElement employees its own installation technicians that install the Company's services and equipment in the Dallas/Fort Worth, Texas market as well as the Los Angeles/Orange County, California markets. In most other markets the Company contracts to third parties to perform such installations and to service customers on an as needed basis.

The Company competes with both competitive local exchange carriers (CLEC's) who lease access lines from incumbent local exchange carriers (ILEC's), as well as the ILEC's themselves. Some examples of ILEC competitors are Verizon Communications and AT&T. Some examples of CLEC competitors are XO Communications and CBeyond Communications. In addition, IElement competes with internet service providers (ISP's) to some extent. However, most ISP's are limited in their product line and do not offer telephone of VOiP services and thus are not considered major competitors to us.

The Company is of course dependent on its customer base for continued revenue, however, its customer base is diversified and consists of many smaller customers as opposed to a few larger customers. The Company can generally quickly replace a lost customer with a new customer without a significant impact on revenue and operations. However, at present, IElement has a drastically reduced sales force and accordingly, the loss of customers would have a greater impact than at other times. IElement intends to use proceeds from the private placement and the exercise of warrants to build its sales force, including in the Chicago area.

Other than the IElement logo, the Company has no trademarks. The Company does not own any patents or significant intellectual property rights.

In the first quarter 2005 the Company was unable to continue funding the development of its messaging security solutions and the rights to development and commercialization of the messaging security solutions were transferred to Tehshi Inc., in return for 20% of the common stock (2,640,000 shares of common stock) of Tehshi, Inc., issued to IElement, and for the cancellation of $76,107 in total debt that the Company owed to the development team of the messaging security solutions, Charles Ashley and Isaac de la Pena, who hold a combined 80% of the common stock of Tehshi, Inc.

In the first quarter 2005 we sold our insolvent British Virgin Islands subsidiary, MK Secure Solutions Limited, for $1.00 to a UK based accounting firm, SS Khehar & Company. SS Khehar & Company has agreed to deal with the winding up of the former subsidiary, for a fee of $1,800. We sold the business to relieve our management and staff of the responsibility of administratively winding up and administratively dissolving MK Secure, which at that time had no revenues, assets or liabilities. In addition, the sale of the business relieved us of the accounting responsibilities and expenses of reporting a net zero entity on a consolidated basis.

Effective January 24, 2005, Ivan Zweig was appointed to the Board of Directors of MailKey. He has served as the Chief Executive Officer of IElement since March 2003. Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, an entity utilized by Mr. Zweig for asset ownership and payment of certain compensation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide voice and data carrier specializing in high speed Internet access and secure data transaction. ICCC provides us with resold telecom services for approximately $100,000 on a monthly basis for such services. On October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Northern District of Texas, Dallas Division.

The cost of services is approximately $100,000 per month and fluctuates with the amount of services being provided in that month. ICCC earns a commercially reasonable margin for their services. ICCC has interconnection agreements and other resources including existing account managers and business relationships already in place. We are not dependant on the services that ICCC is reselling to us in that we would be able to make a transition away from this resale agreement, but ICCC is already providing these services and it would be cost prohibitive (approximately $35,000) to change providers or perform the services in-house. We estimate that it would take 24 months to recover the new installation costs. ICCC had a confirmation hearing to approve its plan of reorganization on April 26, 2006 whereat the Plan was approved. Our arrangement with ICCC allows either party to terminate the relationship at any time upon 30 days notice. Except for the cost of the change, IElement could quickly and easily move its business away from ICCC and to a different provider in the event such a move was necessary or the contract was cancelled for any reason.

As of August 11, 2006 IElement consists of IElement Corporation, a Nevada corporation, which is the registrant and parent corporation. IElement, Inc. is a wholly owned subsidiary without separate operations. The Company intends to file a short form merger to merge IElement, Inc. into IElement corporation and terminate it as a separate entity. In addition, we have three operating subsidiaries. IElement Telephone of California was formed on November 14, 2005 to acquire and administer a telecommunications license in the state of California. IElement Telephone of Arizona was formed on March 13, 2006 to acquire and administer a telecommunications license in the state of Arizona. IElement Telephone of Nevada, Inc. was formed on July 11, 2006 to acquire and administer a telecommunications license in the state of Nevada.

REGULATORY OVERVIEW

OVERVIEW
We are subject to regulation by federal, state and local government agencies. Historically, the FCC had jurisdiction over interstate long distance services and international services, while state regulatory commissions had jurisdiction over local and intrastate long distance services. The Telecommunications Act of 1996, or the "Telecom Act" fundamentally changed the way telecommunications is regulated in this country. The FCC was given a major role in writing and enforcing the rules under which new competitors could compete in the local marketplace. Those rules, coupled with additional rules and decisions promulgated by the various state regulatory commissions, form the core of the regulatory framework under which we operate in providing our services.

With a few limited exceptions, the FCC continues to retain exclusive jurisdiction over the provision of interstate and international long distance service, and the state regulatory commissions regulate our provision of intrastate local and long distance service. Additionally, municipalities and other local government agencies may regulate limited aspects of our business, such as use of government-owned rights-of-way, and may require permits such as zoning approvals and building permits.

The Telecom Act and the related rules governing competition issued by the FCC, as well as pro-competitive policies already developed by state regulatory commissions, have enabled new entrants like IElement to capture a portion of the ILECs' market share of local services. However, there have been numerous attempts to limit the pro-competitive policies in the local exchange services market through a combination of proposed federal legislation, adoption of new rules by the FCC, and ILEC challenges to existing and proposed regulations. To date, the ILECs have succeeded in eliminating some of the market-opening regulations adopted by the FCC and the states through numerous court challenges. In particular, the ILECs appealed, and won partial reversals of, a series of FCC orders defining the ILEC facilities -- known as unbundled network elements or "UNEs" -- that ILECs must lease to competitors at cost-based rates. We expect the ILEC's efforts to scale back the benefits of the Telecom Act and local service competition to continue. However, while the FCC has eliminated certain UNEs, the basic framework of local competition, including the UNE regime itself, has remained intact. The successful implementation of our business plan is predicated on the assumption that the basic competitive framework and pro-competitive safeguards will remain in place.

The passage of the Telecom Act largely preceded the explosive growth of the Internet and IP communications. Congress is currently considering whether to further amend the Telecom Act to, among other things, directly address IP communications. It is possible that any such amendment to the Telecom Act could eliminate or materially alter the market-opening regulatory framework of the Telecom Act in general, and the UNE regime in particular. Such a result could adversely affect IElement's business. It is not possible to predict if, when, or how the Telecom Act will be amended.

FEDERAL REGULATION

The FCC exercises jurisdiction over our telecommunications facilities and services. We have authority from the FCC for the installation, acquisition and operation of our wireline network facilities to provide facilities-based domestic interstate and international services. Because IElement is not dominant in any of its markets, unlike ILECs, we are not currently subject to price cap or rate of return regulation. Thus, our pricing policies for interstate end user services are only subject to the federal guidelines that charges for such services be just, reasonable, and non-discriminatory.

         IMPLEMENTATION OF THE TELECOM ACT

         THE TELECOM ACT'S LOCAL COMPETITION FRAMEWORK

One of the key goals of the Telecom Act is to encourage competition in the provision of local telephone service. To do this, the Telecom Act provides three means by which CLECs such as IElement can enter the local telephone service market. The three modes of entry are as follows:

         o    ACCESS TO UNES. ILECs are required to lease to CLECs various elements in their network that are used individually or in combination with each other to provide local telephone service. As discussed in more detail below, the FCC determines which
              facilities must be made available by the ILECs as UNEs. The ILECs must make UNEs available at rates that are based on their
              forward-looking economic costs, a pricing regime known as
              "TELRIC," short for Total Element Long Run Incremental Cost. For
              IElement, the most critical UNEs are local loops and transport, which enable us to connect our customers to our network.

         o    CONSTRUCTION OF NEW FACILITIES. CLECs may also enter the local service market by building entirely new facilities. The ILECs are required to allow CLECS to interconnect their facilities with the
              ILECs' facilities in order to reach all customers.

         o    RESALE. ILECs are required to permit CLECs to purchase their services for resale to the public at a wholesale rate that is less than the rate charged by the ILECs to their retail customers.

To facilitate competitors' entry into local telephone markets using one or more of these three methods, the Telecom Act imposes on the ILECs the obligation to open their networks and markets to competition. When requested by competitors, ILECs are required to negotiate, in good faith, agreements that set forth terms governing the interconnection of their network, access to UNEs, and resale.

The following is a summary of the interconnection and other rights granted by the Telecom Act that are important for effective local service competition and our belief as to the effect of those requirements, if properly implemented:

         o    interconnection with the networks of incumbents and other
              carriers, which permits our customers to exchange traffic with customers connected to other networks;

         o    requirements that the ILECs make available access to their facilities for our local loops and transport needs, thereby enabling us to serve customers not directly connected to our networks;

         o    compensation obligations, which mandate reciprocal payment arrangements for local traffic exchange between us and both incumbent and other competitive carriers and compensation for terminating local traffic originating on other carriers' networks;

         o    requirements concerning local number portability, which allows customers to change local carriers without changing telephone numbers, thereby removing a significant barrier for a potential customer to switch to our local voice services;

         o    access to assignment of telephone numbers, which enables us to provide telephone numbers to new customers on the same basis as incumbent carriers; and

         o    collocation rights allowing us to place telecommunications equipment in ILEC central offices, which enables us to have direct access to local loops and other network elements.
 Although the rights established in the Telecom Act are a necessary prerequisite to the introduction of full local competition, they must be properly implemented and enforced to permit competitive telephone companies like IElement to compete effectively with the incumbent carriers. Discussed below are several FCC and court proceedings relating to the application of certain FCC rules and policies that are significant to and directly impact our operations and costs as well as the nature and scope of industry competition.

UNBUNDLING OF INCUMBENT NETWORK ELEMENTS

 In a series of orders and related court challenges that date back to 1996, the FCC has promulgated rules implementing the market-opening provisions of the Telecom Act, including the requirement that the ILECs lease UNEs to competitors at cost-based rates. At the core of the series of FCC orders is the FCC's evolving effort to define which ILEC network facilities must be made available as UNEs. Initially, the FCC defined a broad list of UNEs, consisting of most of the elements of the ILECs' networks. Under pressure from the ILECs, the FCC has subsequently reduced the list, while preserving access to those network elements critical to the operation of IElement's business.

The current list of UNEs was promulgated by the FCC in two orders. The first is the Triennial Review Order, or "TRO", which was released on August 21, 2003. Several carriers and other entities appealed the FCC's TRO decision. On March 2, 2004, the U.S. Court of Appeals for the D.C. Circuit issued its opinion in United States Telecom Association v. FCC, No. 00-1012 ("USTA II Decision"). In the USTA II Decision, the court reversed and overturned many of the conclusions of the TRO. In the aftermath of the USTA II Decision, the FCC released the second of its two currently controlling orders, the TRO Remand Order or "TRRO", on February 4, 2005. It is expected that various parties will appeal the TRRO. It is not possible to predict the outcome of those appeals. It is possible that portions of the order could be overturned and that the FCC will issue new rules in their place that further restrict access to UNEs.

As of March 11, 2005, the effective date of the TRRO, the ILECs are obligated to provide as UNEs the following network facilities used by IElement to serve its customers:

UNE LOOPS

DS0 LOOPS. A DS0 loop is a single, voice-grade channel. Typically, individual business lines are DS0 loops. The ILECs must make DS0 loops available at UNE rates on an unlimited basis.

DS1 LOOPS. A DS1 loop is a digital loop with a total speed of 1.544 megabytes per second, which is the equivalent of 24 DS0s. Multiple voice lines and Internet access can be provided to a customer over a single DS1 loop. We serve most of our customers with DS1 loops. The ILECs must provide DS1 loops at UNE rates at the majority of their central offices. Competitors, however, are limited to no more than 10 DS1 loops to any particular building.

DS3 LOOPS. A DS3 loop is a digital loop with a total speed of 44.736 megabytes per second. In some cases, IElement serves its large business customers with DS3 loops. ILECs must provide DS3 loops at UNE rates at the majority of their central offices. Competitors, however, are limited to no more than one DS3 loop to any particular building.

As of the TRRO, ILECs are not required to provide optical capacity loops or dark fiber loops as UNEs. Optical capacity loops, referred to as OCn loops, are very high-capacity digital loops ranging in capacity from OC3 loops, which are the equivalent of three DS3s to OC192. This will not impact our costs.

The ILECs are also not required to provide certain mass market broadband loop facilities and functionality as UNEs. Under the TRO, the ILECs are not required to make newly-deployed fiber-to-the-home or FTTH loops available as UNEs and are only required to provide the equivalent of DS0 capacity on any FTTH loop built over an existing copper loop. These recent FCC orders should only limit availability for those specific network elements, which are not material to us. It is possible, however, that the ILECs will seek additional broadband regulatory relief in future proceedings.

UNE TRANSPORT

DS1 TRANSPORT. Whether transport is available as a UNE is determined on a route-by-route basis. ILECs must make transport at UNE rates available at DS1 capacity levels between any two ILEC central offices unless both central offices either (1) serve more than 38,000 business lines or (2) have four or more fiber-based collocators. On routes where DS1 transport must be made available, each individual competitor is limited to no more than 10 DS1 transport circuits per route.

DS3 TRANSPORT. Access to DS3 capacity-level transport is more limited than access to DS1 transport. ILECs must make transport at UNE rates available at DS3 capacity levels between any two ILEC central offices unless both central offices either (1) serve more than 24,000 business lines or (2) have three or more fiber-based collocators. On routes where DS3 transport must be made available, each individual competitor is limited to no more than 12 DS1 transport circuits per route.

DARK FIBER TRANSPORT.
Dark fiber transport is available under the same conditions as DS3 transport.

ILECs are not required to provide access to transport at greater-than DS3 capacity levels. ILECs are also not required to provide transport at any capacity level to connect an ILEC central office with a competitor's facilities.

TRANSITIONAL AVAILABILITY WHERE ELEMENTS ARE NO LONGER AVAILABLE AS UNES

For DS1, DS3, and dark fiber loops and transport that do not meet the criteria for availability set forth above, the FCC established a transitional period during which the ILECs must continue to make the elements available at UNE rates to serve existing customers. For DS1 and DS3 loops and transport, the ILECs must make the elements available at 115% of the TELRIC rate for one year beginning on March 11, 2005. For dark fiber loops and transport, the ILECs must make the elements available at 115% of the TELRIC rate for 18 months beginning on March 11, 2005.

Although these rules adopted by the FCC in the TRRO became effective on March 11, 2005, many of the requirements imposed by the FCC in the TRO and TRRO were not self-executing. Accordingly, the FCC made clear that carriers must follow the change of law procedures in their applicable interconnection agreements with ILECs to implement any TRO requirements that are not self-executing and that carriers must follow the procedures set forth in section 252(b) of the Telecom Act to modify interconnection agreements that are silent as to implementation of changes in law.

ADDITIONAL FEDERAL REGULATIONS

The following discussion summarizes some additional specific areas of federal regulation that directly affect our business.

VOIP. Like a growing number of carriers, we utilize IP technology for the transmission of a portion of our network traffic. The regulatory status and treatment of IP-enabled services is unresolved. In particular, there is uncertainty as to the imposition of access charges, Universal Service fund contributions, and other taxes, fees, and surcharges on VoIP services. In a recent order, the FCC held that Vonage's VoIP services and similar offerings by other providers are subject to the FCC's interstate jurisdiction, preempting state efforts to regulate VoIP providers as intrastate telecommunications providers. Four separate state commissions have appealed this ruling and the case is currently pending. The FCC, however, left open the question of whether VoIP providers provide "telecommunications" -- i.e., basic transmission services - -- or enhanced "information services." Under the Communications Act, those are mutually exclusive categories. Generally, telecommunications carriers, including traditional local and long distance telecommunications companies are regulated under the Communications Act; information service providers are generally unregulated. The FCC has initiated a rulemaking proceeding to address the classification of VoIP and other IP-enabled service offerings. It is not possible to predict the outcome of that proceeding or its effect on IElement's operations.

AT&T DECLARATORY RULING RE: VOIP. On April 21, 2004, the FCC released an order denying AT&T's request that the FCC find that VoIP services are exempt from switched access charges, the AT&T Order. The FCC held that an interexchange service that uses ordinary customer premises equipment that originates and terminates on the PSTN, that provides no enhanced functionality, and that undergoes no net protocol conversion, is a telecommunications service and subject to switched access charges. The order apparently places interexchange services similar to those VoIP services offered by AT&T in the same regulatory category as traditional telecommunications services and, therefore, potentially subjects such VoIP services to access charges and other regulatory obligations including Universal Service fees. Although the FCC did not rule on the applicability of access charges for services provided prior to April 21, 2004, the ILECs may attempt to assert claims against other telecommunications companies including us for the retroactive payment of access charges.

ILEC PROVISION OF BROADBAND TELECOMMUNICATIONS SERVICES AND INFORMATION SERVICES. Currently, the ILECs, as dominant carriers, are subject to a relatively high degree of regulation with respect to their broadband serving offerings. The FCC, however, has initiated a rulemaking proceeding in which it is considering deregulating, or applying a lower degree of regulation to, ILEC broadband offerings. If the ILECs are largely freed from dominant carrier regulation, they will have much greater pricing flexibility and will pose a greater competitive threat to IElement. In a second, related rulemaking, the FCC is considering whether to eliminate certain requirements it imposes on the ILECs with respect to their broadband Internet access services. Currently, where the ILECs offer Internet access or other information services over broadband facilities, they must (1) purchase the underlying broadband transmission facilities from themselves at tariffed rates and (2) make the underlying facilities available to competitors on a non-discriminatory basis. If the FCC were to eliminate these requirements, it could result in an increase to our network costs. To date, these deregulatory trends have been directed towards facilities used primarily by residential customers, and not by business customers.

INTERCARRIER COMPENSATION REFORM. Currently, telecommunications carriers are required to pay other carriers for interstate access charges and local reciprocal compensation charges. These two forms of intercarrier compensation have been under review by the FCC since 2001. The FCC continues to consider a broad order reforming the intercarrier compensation system.

STATE AND LOCAL REGULATION

In general, state regulatory commissions have regulatory jurisdiction over us when our facilities and services are used to provide local and other intrastate services. Under the Telecom Act, state commissions continue to set the requirements for providers of local and intrastate services, including quality of services criteria. State regulatory commissions also can regulate the rates charged by CLECs for intrastate and local services and can set prices for interconnection by new telecommunications service providers with the ILEC networks, in accordance with guidelines set by the FCC. In addition, state regulatory commissions in many instances have authority under state law to adopt additional regulations governing local competition and consumer protection, so long as the state's actions are not inconsistent with federal law or regulation.

Most state regulatory commissions require companies that wish to provide intrastate common carrier services to register or be certified to provide these services. These certifications generally require a showing that the carrier has adequate financial, managerial and technical resources to offer the proposed services in a manner consistent with the public interest. We are certified in all of the states in which we conduct business. In most states, we are also required to file tariffs setting forth the terms, conditions and prices for services that are classified as intrastate, and to update or amend our tariffs as rates change or new products are added. We may also be subject to various reporting and record-keeping requirements.

Where we choose to deploy our own transmission facilities, we may be required, in some cities, to obtain street opening and construction permits, permission to use rights-of-way, zoning variances and other approvals from municipal authorities. We also may be required to obtain a franchise to place facilities in public rights of way. In some areas, we may be required to pay license or franchise fees for these approvals. We cannot assure you that fees will remain at current levels, or that our competitors will face the same expenses, although the Telecom Act requires that any fees charged by municipalities be reasonable and non-discriminatory among telecommunications carriers.

RECENT FEDERAL RULEMAKING. Effective as of March 11, 2005, the Federal Communications Commission's, or FCC's, Triennial Review Remand Order, or TRRO, altered a number of significant federal regulations applicable to the provision of competitive telecommunications services in a manner favorable to incumbent carriers. The TRRO established new standards for when CLECs obtain cost-based rates from ILECs when leasing unbundled network elements, or UNEs, which connect a customer's location with the applicable communications network end office, commonly referred to as "loops". This aspect of the TRRO will result in an increase to our overall costs of service in 2005.

The TRRO also curtailed the ability of CLECs to obtain cost-based UNE rates for network elements linking central offices in which they have located their own equipment, but between which they do not own proprietary fiber lines. Fiber lines between central offices is referred to in our industry as "local transport". This aspect of the TRRO will not have a material impact on us as we own or lease under long-term agreements nearly all of the local transport that we use to connect central offices in which we own equipment. This aspect of the TRRO could, however present opportunities for us to sell our own network capacity to telecommunications companies that are negatively impacted by the TRRO ruling on local transport.

The TRRO also severely curtailed the ability of CLECs to lease switching capacity from ILECs at cost-based rates, which practice is known in the telecommunications industry as unbundled network element platform, or UNE-P. We are not materially impacted by this aspect of the TRRO as we own all of the switching facilities we use in our business. We anticipate that one of the results of the TRRO will be that many CLECs that are substantially dependent on UNE-P will need to either acquire their own switches, seek a facilities-based partner to switch their customers' traffic, or find other strategic alternatives to their current business models. One possible result of the TRRO on UNE-P dependent carriers is additional consolidation of existing telecommunications carriers.

INDUSTRY CONSOLIDATION. On January 31, 2005, SBC Communications, Inc. and AT&T Corp. announced their intention to enter into a business combination. In February 2005, Verizon Communications, Inc. and MCI, Inc. announced an agreement to enter into a business combination, and Qwest Communications International, Inc. announced a bid to compete with Verizon's purchase offer, which competitive bid was unsuccessful. In the fourth quarter of 2005, the Federal Communications Commission, or FCC, and the U.S. Department of Justice approved the mergers of SBC Communications, Inc. with AT&T Corp. and Verizon Communications, Inc. with MCI, Inc. In addition, AT&T Corp. and BellSouth, Inc. have announced their intention to enter into a business combination. Such transactions, have resulted in substantial consolidation of U.S. wireline telecommunications resources and revenue. In addition, as reflected by XO's acquisition of the CLEC businesses of Allegiance Telecom, Inc. and the acquisitions of Cable and Wireless USA, Inc. by Savvis Communications, Inc., Focal Communications, Inc. by Broadwing Corporation, and KMC Telecom Corp. by CenturyTel, Inc., substantial consolidation has also taken place among CLECs. While it is not certain what the effects of this industry consolidation will be, we believe that one possible result could be that prices for telecommunications services would stabilize due to reduced competition.

RESEARCH AND DEVELOPMENT

IElement does not engage in research and development.

For more information about us visit our website at www.ielement.com

ENGAGE IN STRATEGIC ACQUISITIONS AND JOINT VENTURES

We intend to acquire, where appropriate, telecommunication companies, companies with technologies that we believe are complimentary to our existing technologies, as well as to acquire wireless broadband Internet service providers with strategically located networks that will enable the expansion of our national coverage area. In addition, we intend to acquire companies, businesses and assets that we believe are complementary to our business. We may seek to form joint ventures and seek joint venture partners in order to reduce our investment in a particular project and to help promote the development and sale of our products.

We intend to finance this acquisition strategy with proceeds from our private placement, the exercise of the warrants issued therein and, depending on the size of the acquisition, our common stock. Any acquisition we consummate should include a cash payment, a stock payment or a combination of the two. We have met preliminarily with some companies to discuss a possible acquisition and each of them are either: (a) similar businesses from which we could realize cost reductions and improve net income or (b) complimentary businesses from which we could expand our current range of services to improve gross margins and net income. No definitive agreements have been signed with any potential acquisition.

PRINCIPAL EXECUTIVE OFFICES

Our corporate headquarters and principal offices are located at 13714 Gamma Road, Suite 120 Framers Branch, TX 75244 where we lease office space on a month-to-month basis at $3,284 per month. We believe that this office space is adequate to support our current operations. Our mailing address is 17194 Preston Road Suite 102, PMB 341, Dallas, TX 75248.

EMPLOYEES

As of August 11, 2006, we had 14 full-time and 3 part-time employees. We enjoy good employee relations. None of our employees are members of any labor union and we are not a party to any collective bargaining agreement.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth information as of August 11, 2006 regarding the members of our board of directors and our executive officers. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.
                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Name                       Age           Position                    Since
-----                      ---           --------                    -----
Ivan Zweig                 33        CEO and Chairman              January 2005
                                     Interim CFO                   August 2005

Lance K. Stovall           37        Director                      March 2006

Ken A. Willey              31        Director                      March 2006

Alex Ponnath               38        Chief Technology Officer(1)   January 2005

(1) Although Mr. Ponnath is referred to as Chief Technology Officer, he is an independent contractor and not an employee of IElement.

IVAN ZWEIG (age 33). Mr. Zweig has been our Chairman and Chief Executive Officer since January 2005, and has been interim Chief Financial Officer since August 2005. Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction. From February 1998 until March 1999 Mr. Zweig was the Western Region Dedicated Sales Manager of NET-tel Communications. He was responsible for Internet sales for 52 reps in the Western Region. Previously he employed by MidCom Communications, where he was a Sales Manager after being an Account Executive for a short time. Despite his association with ICCC Mr. Zweig devotes a minimum of forty hours per week to IElement.

MidCom was purchased by Winstar whereupon all of the management team migrated over to NET-tel. Before Midcom, Mr. Zweig helped form a joint venture of five individuals who invested over $500,000 to fund a health food and nutrition franchise called Smoothie King. He purchased the rights to build 18 stores in the San Francisco Bay Area and sold his interest after building the first two. Additionally, in 1995 he started a city magazine called Dallas/Ft.Worth Lifestyles. This was Mr. Zweig's first employment venture after college and a brief stint of playing professional baseball. He attended Tulane University and was a member of Team USA in 1991, which played in Cuba for the Pan American Games. He was also a two-time All-American pitcher while at Tulane.
Mr. Zweig left Tulane before earning a degree.

Additionally, Ivan Zweig, our current Chairman of the Board and Chief Executive Officer, has accepted our appointment as the Chief Financial Officer until such time as a new Chief Financial Officer is appointed.

On March 4, 2006 Ivan Zweig, then our sole board member, appointed Lance K. Stovall and Ken A. Willey to the Board of Directors to serve until the next annual election of directors by shareholders in accordance with Article III, Section 3 of our By-laws.

LANCE K. STOVALL (age 37). Mr. Stovall attended Texas Christian University from 1987 to 1991 where he earned a B.S. in Neuroscience. From September 2005 to the present Mr. Stovall has been the President of Lone Star Valet in Dallas, Texas. From October 2003 through September 2005, Mr. Stovall was Vice President of Business Development of IElement. Mr. Stovall left his employ with IElement for personal reasons and not as a result of any disagreement with the Company. From October 1999 through September 2003, Mr. Stovall worked for and was a co-founder of Zone Communications in Los Angeles, California. In 1998 and 1999 Mr. Stovall was Director of Operations of Lone Star Valet in Dallas, Texas. From 1993 to 1998 Mr. Stovall was founder and Vice President of Operations for Excel Student Services in Arlington, Texas.

Mr. Stovall entered into a Directors Agreement with IElement whereby he agreed to maintain the confidentiality of our trade secrets and proprietary information and to refrain from soliciting our employees or customers for a period of two years following the term of the Director's Agreement. We agreed to hold Mr. Stovall harmless and indemnify him in his position as a Director, where he has acted in good faith in the performance of his duties. Finally we agreed to compensate Mr. Stovall with 250,000 stock options exercisable at $.01 per share and vesting 62,500 each on June 4, 2006, September 4, 2006, December 4, 2006 and March 4, 2007.

KEN A. WILLEY (age 31). From 2005 through the present, Mr. Willey has been employed with Noble Royalties, Inc. From 2004 through 2005 Mr. Willey was regional director of McLeod USA. From 2000 through 2004 Mr. Willey was District Sales Manager at Logix. From 1997 through 2000 Mr. Willey was District Sales Manager for Verizon and from 1992 through 1997 Mr. Willey worked in various capacities at Circuit City.

Mr. Willey entered into a Directors Agreement with IElement whereby he agreed to maintain the confidentiality of our trade secrets and proprietary information and to refrain from soliciting our employees or customers for a period of two years following the term of the Director's Agreement. We agreed to hold Mr. Stovall harmless and indemnify him in his position as a Director, where he has acted in good faith in the performance of his duties. Finally we agreed to compensate Mr. Willey with 250,000 stock options exercisable at $.01 per share and vesting 62,500 each on June 4, 2006, September 4, 2006, December 4, 2006 and March 4, 2007.

ALEX PONNATH (age 38). Mr. Ponnath attended the University of Munich in Munich, Germany where he earned a degree in Communications, then moved to the United States in 1993. In 1990 Mr. Ponnath was a founding partner of Outdoor Advertising and Sports Marketing Firm, which later he sold to Germany's largest outdoor advertiser. He moved to the United States in 1993. From 1996 through 1999 he worked for the Los Angeles based interconnect firm Nextcom and assumed the roll of Senior Network Engineer. From 1999 through 2000 Mr. Ponnath was a shareholder and Chief Technology Officer for NKOB Networks, a Los Angeles ISP. Mr. Ponnath has worked for ICCC, a related party of IElement as Chief Technology Officer since February 2000, and then IElement, as Chief Technology Officer since January 2005. Mr. Ponnath is an independent contractor.

RESIGNATIONS.

On August 3, 2005 we accepted the resignations of Timothy Dean-Smith and Susan Walton from their positions on the Board of Directors. Mr. Dean-Smith also resigned from his position as Chief Financial Officer of the Company. The resignations of Mr. Dean-Smith and Ms. Walton are consistent with the expectations of the parties pursuant to the consummation of the merger between iElement, Inc. and Mailkey Corporation (the merged entity currently known as IElement Corporation) on January 19, 2005.

BOARD OF DIRECTORS

Our Board of Directors serves until the next annual meeting of shareholders or until their respective successor is duly elected and qualified. Directors are elected at the annual meeting of shareholders or by written consent of the shareholders, and each Director holds office until his successor is duly elected and qualified or he resigns, unless sooner removed. Officers are elected annually by our Board of Directors and serve at the discretion of the Board.

During the fiscal year ended March 31, 2006, the Board of Directors held one meeting. One action of the Board of Directors was taken by written consent, which action approved the merger between Mailkey and IElement Corporation.

SHAREHOLDER COMMUNICATIONS

In light of the limited operations we conduct and the limited number of record and beneficial shareholders that we have, we have not implemented any formal procedures for shareholder communication with our Board of Directors. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our corporate secretary at 17194 Preston Rd., Suite 102 PMB 341, Dallas, TX 75248. In general, all shareholder communication delivered to the corporate secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the shareholder's instructions. However, the corporate secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On July 21, 2005 and August 1, 2005, the Company filed an Information Statement on Schedule 14C in preliminary form and in definitive form, respectively, disclosing that, among other items, it had obtained the requisite shareholder approval to change the Company's name to IElement Corporation. As of August 21, 2005, Mailkey Corporation formally changed its name to IElement Corporation ("IElement"). Subsequently, IElement has undertaken steps to inform present itself as IElement to its customer base and target market and will continue to take steps to notify, inform and/or promote the name of IElement. We now aim to grow the business of IElement and establish it as a leading regional added-value carrier.

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has not created a standing audit committee of the Board. Instead, our full Board of Directors acts as our audit committee.

The Board of Directors determined that our internal controls are adequate to insure that financial information is recorded, processed, summarized and reported in a timely and accurate manner in accordance with applicable rules and regulations of the Securities and Exchange Commission. Accordingly, our Board of Directors concluded that the benefits of retaining an individual who qualifies as an "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B promulgated under the Securities Act, would be outweighed by the costs of retaining such a person. As a result, no member of our Board of Directors is an "audit committee financial expert."

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from such persons that no other reports were required for such persons, we believe that during the fiscal year ended March 31, 2005, the Section 16(a) filing requirements applicable to our officers, directors and ten percent (10%) stockholders were not satisfied in a timely fashion. In particular, Mr. Zweig did not timely meet the Section 16(a) filing requirements. However, as of the date of this registration statement, the filing requirements of Mr. Zweig have been satisfied. In addition, Mr. Barry Brault received 2,258,013 shares of common stock in the merger with IElement on January 19, 2005, and on the same date received 8,784,669 shares of common stock in exchange for debt for a total of 11,042,682 which at the time represented in excess of 10% of the outstanding common shares. Mr. Brault has not made any filings pursuant to Section 16(a). As of the date of this registration statement Mr. Brault owns less than 10% of the outstanding common shares.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the Code of Ethics.

EXECUTIVE COMPENSATION

(a) Compensation.

The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers with compensation in excess of $100,000 for the fiscal years ended March 31, 2006, 2005, 2004 and 2003 (collectively, the "Named Executive Officers").

                                      SUMMARY COMPENSATION TABLE
                                      --------------------------

                                Annual Compensation                Long Term Compensation Awards
                                -------------------                -----------------------------

                                                                           Securities
                                                             Restricted    Underlying       All other
Name and Principal                   Salary       Bonus        Stock        Options/      compensation
    Position                Year       ($)         ($)        Award(s)      Warrants           ($)
-----------------------------------------------------------------------------------------------------
Ivan Zweig, CEO*            2006     300,000          0            0            0              0
                            2005     300,000     45,000       85,000            0              0
                            2004      75,000     15,000            0            0              0
                            2003     180,000          0            0            0              0
Alex Ponnath, CTO**         2006     132,000          0            0            0              0
                            2005     132,000      6,333            0            0              0
                            2004      33,000          0            0            0              0

Timothy Dean-Smith***       2006           0          0            0            0              0
                            2005     137,448          0            0            0              0
                            2004     136,500          0            0            0              0
                            2003      14,606          0            0            0              0

Graham Norton-Standen****   2004       7,182          0            0

* Includes payments made to Kramerica, Inc.

** All payments were made to Mr. Ponnath's corporate entity Obelix, Inc.

***On August 8, 2005 Timothy Dean-Smith resigned as Chief Financial Officer. Mr.
Dean-Smith was a former officer and director of MailKey.

****  Former Chief Executive Officer and Secretary of MailKey

                                      OPTION GRANTS DURING 2006
                                      -------------------------

                                                           PERCENT OF TOTAL
                                                           OPTIONS GRANTED
                                   NUMBER OF SECURITIES    TO EMPLOYEES IN      EXERCISE OR BASE
NAME                               UNDERLYING OPTIONS      FISCAL YEAR          PRICE ($/SH)            EXPIRATION DATE
-----                             ------------------      ----------------     ----------------        ---------------

Calder Capital Inc.                           250,000                                   $0.10              12/30/2007
Christiane Loeberbauer                        125,000                                   $0.10              12/30/2007
Clarence V. Keck Jr                            75,000                                   $0.10              12/30/2007
Film and Music
Entertainment, Inc.                           500,000                                   $0.10              12/30/2007
Frank A. Davis                                100,000                                   $0.10              12/30/2007
Fred J. Matulka                               250,000                                   $0.10              12/30/2007
Fred Schmitz                                2,500,000                                   $0.10              12/30/2007
General Research GMBH                         250,000                                   $0.10              12/30/2007
Gerd Weger                                  5,000,000                                   $0.10              12/30/2007
Glenn L. Jensen                             1,500,000                                   $0.10              12/30/2007
Global Equity Trading &
Finance LTD.                                  250,000                                   $0.10              12/30/2007
Global Equity Trading &
Finance LTD.                                1,000,000                                   $0.10              12/30/2007
Hendrik Paulus                                250,000                                   $0.10              12/30/2007
Holger Pfeiffer                               125,000                                   $0.10              12/30/2007
Jerome Niedfelt                               150,000                                   $0.10              12/30/2007
John Niedfelt                                 100,000                                   $0.10              12/30/2007
Jonathan Lowenthal                            250,000                                   $0.10              12/30/2007
Jorn Follmer                                  250,000                                   $0.10              12/30/2007
Jurgen Popp                                   750,000                                   $0.10              12/30/2007
Kenneth J. Meyer                              500,000                                   $0.10              12/30/2007
Laurence B. Straus                            150,000                                   $0.10              12/30/2007
Marianne Issels                               125,000                                   $0.10              12/30/2007
Matthias Graeve                               125,000                                   $0.10              12/30/2007
Michael Bloch                               1,000,000                                   $0.10              12/30/2007
Michael D. Melson                             250,000                                   $0.10              12/30/2007
Oscar Greene Jr.                              250,000                                   $0.10              12/30/2007
Raymond R. Dunwoodie                          250,000                                   $0.10              12/30/2007
Red Giant Productions,
Inc.                                          250,000                                   $0.10              12/30/2007
Richard R. Crose                              250,000                                   $0.10              12/30/2007
Robert A. Flaster                             100,000                                   $0.10              12/30/2007
Robert A. Smith                               150,000                                   $0.10              12/30/2007
Robert H. Gillman                             250,000                                   $0.10              12/30/2007
Robert R. Rowley                              250,000                                   $0.10              12/30/2007
Ryan Cornelius                                750,000                                   $0.10              12/30/2007
Sat Paul Dewan                                150,000                                   $0.10              12/30/2007
Stefan Muller                                 250,000                                   $0.10              12/30/2007
Thomas Allen Piscula                          250,000                                   $0.10              12/30/2007
Thomas W. Barrett                             100,000                                   $0.10              12/30/2007
Thomas Weiss Dr.                              125,000                                   $0.10              12/30/2007
Timothy M. Broder                             250,000                                   $0.10              12/30/2007
Trey Investments, LLP                          75,000                                   $0.10              12/30/2007
Ulrich Nusser                                 125,000                                   $0.10              12/30/2007
Veronica Kristi Prenn                         750,000                                   $0.10              12/30/2007
Wayne P. Schoenmakers                          50,000                                   $0.10              12/30/2007
William G. Cail                                12,500                                   $0.10              12/30/2007
William Harner                                 75,000                                   $0.10              12/30/2007
William M. Goatley
Revocable Trust FBO
William M Goatley DTD
5/9/89                                        125,000                                   $0.10              12/30/2007
Vista Capital                               2,617,188                                   $0.10               9/12/2010
Vista Capital                               1,046,874                                   $0.13               9/12/2010
Vista Capital                                 261,719                                   $0.10               9/12/2010
Rockwell Capital                            4,000,000                                   $0.10              12/31/2008
Stefan Muller                                 100,000                                   $0.01                3/6/2016
Fred Schmitz                                  100,000                                   $0.01                3/6/2016
Ivan Zweig                                    250,000                                   $0.01                3/4/2016
Lance Stovall                                 250,000                                   $0.01                3/4/2016
Ken Willey                                    250,000                                   $0.01                3/4/2016
Debra Chase                                    50,000             17.54%                $0.01                9/8/2015
Brett Jensen                                   30,000             10.53%                $0.01                9/8/2015
Albert Marerro                                 50,000             17.54%                $0.01                9/8/2015
Eric Mason                                      5,000              1.75%                $0.01                9/8/2015
Mark Mooney                                    20,000              7.02%                $0.01                9/8/2015
Alex Nelson                                    40,000             14.04%                $0.01                9/8/2015
Heather Walther                                40,000             14.04%                $0.01                9/8/2015
Peter Walther                                  50,000             17.54%                $0.01                9/8/2015
                                           31,723,281            100.00%

EMPLOYMENT CONTRACTS

    On January 18, 2005 we entered into an Employment Agreement with Mr. Zweig in the form of a Binding Letter of Intent. Pursuant to the Agreement Mr. Zweig is the Chief Executive Officer of the Company. The terms of the agreement are as follows. Mr. Zweig's base salary in the amount of $25,000.00 per month is to be paid to Kramerica Capital Corporation, a company for which Mr. Zweig is the sole shareholder, officer and director. Mr. Zweig receives benefits offered to other employees of the Company and is to receive 4 weeks of vacation per year. Mr. Zweig's reasonable expenses are to be reimbursed. Upon termination without cause, all Notes due and owing to Mr. Zweig or his entities are to be paid in full, all outstanding options are to accelerate and fully vest and be paid in full, all earned performance bonuses must be paid in full, and all accrued vacation pay and other outstanding benefits are to be paid in full. If Mr. Zweig is terminated for cause, all Notes and other obligations are to be paid within 60 days. In addition, the Agreement provides for bonus payments following the end of the 12th month as follows: for months 13 through 24, a $1,000,000 bonus calculated on the closing average revenue number and EDITDA for months 22 through 24 which revenue number must be $1,250,000 ($15,000,000 annualized) per month and EBITDA of 15%; for months 25-36 a $2,000,000 bonus if actual revenue during months 25-36 reaches $22,500,000 and EBITDA of 18%; and for months 37-48 a $3,000,000 bonus if actual revenue during months 37-48 reaches $30,000,000 and EBITDA of 21%. Bonuses are payable in promissory notes. The term of the Agreement is 48 months, provided however, that the Agreement may be immediately terminated if the Notes due to Mr. Zweig are declared in default. Although the Notes are 6 months behind, Mr. Zweig has not declared a default or terminated the employment agreement. Clause 10 to the employment contract inadvertently stated "intentionally omitted" rather than "reserved for futureuse".

We do not have an employment contract with any other executive officer. We may in the future create retirement, pension, profit sharing and medical reimbursement plans covering  our Executive Officers and Directors.

Directors Compensation

Our former Director Susan Walton received compensation of $30,000 during the fiscal year end March 31, 2005 and $20,000 during the fiscal year end March, 2006 for serving on the Board of Directors of the Company. No other director received compensation for serving on the Board of Directors during year end March 31, 2005.

We agreed to compensate Mr. Stovall with 250,000 stock options exercisable at $.01 per share and vesting 62,500 each on June 4, 2006, September 4, 2006, December 4, 2006 and March 4, 2007. In addition, we agreed to compensate Mr. Willey with 250,000 stock options exercisable at $.01 per share and vesting 62,500 each on June 4, 2006, September 4, 2006, December 4, 2006 and March 4, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 11, 2006, the number of outstanding common shares of the Company beneficially owned by (i) each person known to us to beneficially own more than 5% of its outstanding common shares, (ii) each director, (iii) each nominee for director, (iv) each executive officer listed in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

 --------------------------------- ------------------------- --------------------
Owner                              Common Shares(2)          Percentage
--------------------------------- ------------------------- --------------------
Ivan Zweig(1)                      18,967,576(1)             11.95%
--------------------------------- ------------------------- --------------------
Lance Stovall(3)                       318,776                0.00%
--------------------------------- ------------------------- --------------------
Ken Willey(4)                          125,000                0.00%
--------------------------------- ------------------------- --------------------
Barry Brault                        10,032,682                6.31%
--------------------------------- ------------------------- --------------------
Gerd Weger                          15,000,000                9.45%
--------------------------------- ------------------------- --------------------

 Officers and directors as a
 group (3 persons)                    19,411,352               11.95%
--------------------------------- ------------------------- --------------------

(1) An officer and director. Comprised of 85,000 shares of common stock owned by Mr. Zweig individually; 18,685,966 shares of common stock owned by Kramerica Corporation, an entity in which Mr. Zweig is the sole shareholder, officer and director; and 196,610 shares of common stock owned by Mr. Zweig's spouse.

(2) Includes common shares underlying warrants and vested options and warrants and options which shall become exercisable or vest within 60 days from the date of this prospectus.

(3) Director. Comprised of 193,776 shares of common stock, 62,500 vested options to purchase common stock and 62,500 options to purchase common stock vesting in the next 60 days.

(4) Director. Comprised of 62,500 vested options to purchase common stock and 62,500 options to purchase common stock vesting in the next 60 days.

Barry Brault's address is 7742 Paseo Del Rey #7 in Playa Del Rey, CA 90293. Gerd Weger's address is Alter Henkhauser Weg 50 in Hagen, Germany 58119.

There are no family relationships among our directors and executive officers. Except as set forth below, no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Certain Relationships and Related Transactions

None of our directors or executive officers or their respective immediate family members or affiliates is indebted to us. As of the date of this prospectus, there is no material proceeding to which any of our directors, executive officers or affiliates is a party or has a material interest adverse to us.

Mr. Zweig is also the Chief Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated Communications Consultants Corp. ("ICCC"), a nationwide voice and data carrier specializing in high speed Internet access and secure data transaction. ICCC provides IElement with resold telecom services and IElement pays ICCC approximately $100,000 on a monthly basis for such services. On October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Northern District of Texas, Dallas Division. ICCC's plan of reorganization was approved by the Bankruptcy Court on April 26, 2006.

On January 19, 2005, IElement issued promissory notes to, Kramerica, certain members of Mr. Zweig's immediate family and others in the aggregate amount of $376,956.16 (the "Notes") with no interest. Upon issuance, the Notes were payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and were secured by substantially all of the assets of IElement. IElement did not make any payments on the Notes.

On March 25, 2006 each of the Notes were cancelled and IElement issued new convertible promissory notes to the same individuals in the same principal amount of $376,956.16, again with no interest thereon. In particular, both the January 19, 2005 Notes and the amended March 25, 2006 convertible promissory notes were issued to: Heather Walther, Mr. Zweig's wife ($20,000); Kramerica, Inc., Mr. Zweig's personal use corporation ($120,000); Mary Francis Trait Trust, Mr. Zweig's deceased grandmother's trust for which Mr. Zweig's mother, Heather Zweig serves as trustee ($55,611.15); Peter Walther, Mr. Zweig's brother in law ($30,000); Richard Zweig and Richard Zweig IRA, Mr. Zweig's father (aggregate of $47,500); and Strait Grandchildren Trust, Mr. Zweig's deceased grandmother's trust for which Mr. Zweig's mother, Heather Zweig serves as trustee ($103,845.01). The first payment on each of the new convertible promissory notes is due in September 2006 with a total of 36 monthly installments through August 2009. The Lender has the right to convert all or a portion of the outstanding balance, at any time until the notes are paid in full, into IElement's common stock at a conversion price of $0.035 per share. Any past due balance on the old Notes was forgiven at the time of cancellation of the old Notes and issuance of the new convertible promissory notes. The new convertible promissory notes are secured by substantially all the assets of IElement as were the original Notes.

DESCRIPTION OF THE PRIVATE PLACEMENT

In August 2005, the Company has entered into an agreement with Vista Capital, S.A. ("Vista") whereby Vista assisted in raising capital through the sale of units of Company stock and warrants. Each unit contains 500,000 shares of common stock at $0.035 and warrants to purchase an additional 250,000 shares of common stock at $0.10. The warrants can be called by the Company after the Company's closing share price is equal to or exceeds $0.12 for ten consecutive trading days and only if the underlying shares are registered. Each unit was sold for $17,500. As of December 31, 2005, the Company had sold 87.75 units for cash totaling $1,535,625 plus accepted services for 0.50 units totaling $8,750 and had 2 units outstanding on stock subscriptions receivable totaling $35,000, which units have since been issued. The Company closed the private placement offering on December 30, 2005 raising $1,579,375 in exchange for 45,125,000 shares of common stock and 22,562,500 shares of common stock issuable upon exercise of warrants. The 45,125,000 shares of common stock and 22,562,500 shares of common stock underlying the warrants are included in this registration statement. As part of the offering, the company paid 10% of the funds raised to Vista for fund raising fees. As part of its compensation Vista Capital received 1,000,000 shares of common stock, warrants for 1,046,874 shares of common stock at an exercise price of $0.13 per share and warrants for 2,878,907 shares of common stock at an exercise price of $0.10. The Investors shares were issued on January 26, 2006.

The Securities were not registered under applicable securities laws and were sold in reliance on an exemption from such registration. Each of the investors is an "accredited investor" and the Company believes that the issuance and sale of the Convertible Notes qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer

We and the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated under it, including without limitation, Regulation M. Regulation M restricts certain activities of the Selling Stockholder and may limit the timing of purchases and sales of any of the shares by the Selling Stockholder or any other person. Also, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of a distribution. All of these limitations may affect the marketability of our shares and the ability of any person or entity to engage in market-making activities with respect to our shares.

Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

                                      SELLING STOCKHOLDERS

                                              SHARES                      SHARES    PERCENTAGE
                                           OF COMMON    BENEFICIAL     OF COMMON     OF COMMON
                                      STOCK INCLUDED     OWNERSHIP   STOCK OWNED   STOCK OWNED
                                              IN THE    BEFORE THE     AFTER THE     AFTER THE
INVESTOR                                 OFFERING(1)   OFFERING(2)   OFFERING(3)     OFFERING;
- -------------------------------------   ------------  ------------  ------------  ------------
AK Asset Management                        1,500,000     1,500,000             0             0
(through Andre Kossinger)
Amaltea SA                                   750,000       750,000             0             0
 (through Vittorio Boeri)
Annette Bohmer                               750,000       750,000             0             0
Barry Brault                               8,784,669    11,042,682     2,258,013          1.42%
BDM Holdings, LLC
c/o Palladian Advisors,                    1,500,000     1,500,000             0             0
 (through Carl Glaeser and Jon Gordon)
Bellano Family Trust                         450,000       450,000             0             0
 (through Bob Bellano)
Benjamin S. Eichholz,                      2,250,000     3,800,000     1,550,000          0.97%
Brett Jensen                                 200,000       200,000             0             0
Calder Capital Inc.                          750,000       750,000             0             0
 (through Georg Kieber)
Chet Zalesky                               1,601,930     1,601,930             0             0
Christiane Loeberbauer                       375,000       375,000             0             0
Clarence V. Keck Jr                          225,000       225,000             0             0
Derrick Stilwell                             500,000       500,000             0             0
Dolphin Capital                            1,680,000     1,680,000             0             0
 (through Jeremy Dean-Smith)
Donald Kennedy                                20,000        20,000             0             0
Duane Morris, LLP                            880,000       880,000             0             0
 (through J O'Donnel)
Film and Music
Entertainment, Inc.                        1,500,000     1,500,000             0             0
 (through Caspter von Winterfeldt)
Frank A. Davis                               300,000       300,000             0             0
Fred J. Matulka                              750,000       750,000             0             0
Fred Schmitz                               7,500,000     7,500,000             0             0
General Research GMBH                        750,000       750,000             0             0
 (through Georg Hochwimmer)
Gerd Weger                                15,000,000    15,000,000             0             0
Glenn L. Jensen                            4,500,000     4,500,000             0             0
Global Equity Trading
 & Finance LTD                             4,000,000     4,000,000             0             0
 (through Tracey Casari)
Hendrik Paulus                               750,000       750,000             0             0
Holger Pfeiffer                              375,000       375,000             0             0
Isaac de la Pena                             150,000       150,000             0             0
Jeff Wilson                                  714,286       714,286             0             0
Jeffery Brault                             1,050,000     1,050,000             0             0
Jeremy Dean-Smith                          2,900,000     2,900,000             0             0
Jerome Niedfelt                              450,000       450,000             0             0
John Fox                                     100,000       100,000             0             0
John Niedfelt                                300,000       300,000             0             0
Jonathan Lowenthal                           750,000       750,000             0             0
Jorn Follmer                                 750,000       750,000             0             0
Jurgen Popp                                3,250,000     3,250,000             0             0
Kenneth J. Meyer                           1,500,000     1,500,000             0             0
Laurence B. Straus                           450,000       450,000             0             0
March Enterprises
Defined Benefit Plan                       1,601,930     1,601,930             0             0
 (through Dennis Zweig)
Marianne Issels                              375,000       375,000             0             0
Matthias Graeve                              375,000       375,000             0             0
Michael Bloch                              3,000,200     5,034,200     2,034,200          1.28%
Michael D. Melson                            750,000       750,000             0             0
Misty Starke                                 500,000       500,000             0             0
Oscar Greene Jr                              750,000       750,000             0             0
Palladian Capital
Advisors                                   2,500,000     2,500,000             0             0
 (through Carl Glaeser and Jon Gordon)

Quality Sound
 Communications
 dba Telcombrokers                         1,626,530     1,795,210       168,680             0
 (through Dominic Antonini)

Raymond R. Dunwoodie                         750,000       750,000             0             0
Red Giant
Productions, Inc.                            750,000       750,000             0             0
 (through John Daley)
Richard R. Crose                             750,000       750,000             0             0
Robert A. Flaster                            300,000       300,000             0             0
Robert A. Smith                              450,000       450,000             0             0

Robert H. Gillman                            750,000       750,000             0             0
Robert R. Rowley                             750,000       750,000             0             0
Robert Zweig                                 275,000       275,000             0             0
Ryan Cornelius                             2,250,000     2,250,000             0             0
Rockwell Capital
Ventures                                   4,000,000     4,000,000             0
 (through Todd Poindexter)
Sat Paul Dewan                               450,000       450,000             0             0
Stefan Muller                              1,750,000     1,750,000             0             0
Stonegate Ventures                         1,000,000     1,000,000             0             0
 (through Al Del Favero)
Susan Walton                                 400,000       400,000             0             0
Terrence Byrne                             2,712,703     2,712,703             0             0
Thomas Allen Piscula                         750,000       750,000             0             0
Thomas W. Barrett                            300,000       300,000             0             0
Thomas Weiss Dr.                             375,000       375,000             0             0
Tim Dean-Smith                             1,800,000     1,800,000             0             0
Timothy M. Broder                            750,000       750,000             0             0
Trad Solutions                               340,000       340,000             0             0
 (through Dart Forst)
Trey Investments, LLP                        225,000       225,000             0             0
 (through William Cail)
Ulrich Nusser                                375,000       375,000             0             0
Veronica Kristi Prenn                      2,250,000     4,636,000     2,386,000          1.50%
Vista Capital                              4,925,781     4,925,781             0             0
 (through Todd Poindexter)
Wayne P. Schoenmakers                        150,000       150,000             0             0
William G. Cail                               37,500        37,500             0             0
William Harner                               225,000       225,000             0             0
William M. Goatley
Revocable Trust FBO
William M Goatley
DTD 5/9/89                                   375,000       375,000             0             0
Yock Investments                           1,000,000     1,000,000             0             0
 (through Al Del Favero)
TOTALS                                   112,700,329   120,928,542

(1) Includes the shares issuable upon conversion of the warrants.

(2) This column represents the actual shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, the additional number of shares of common stock as may be issued or issuable upon conversion of the warrants and any additional shares of common stock owned by the Selling Stockholder which common stock is not offered in this prospectus, and included in the registration statement of which this prospectus is a part.

(3) Assumes that all securities registered will be sold

MATERIAL RELATIONSHIPS WITH CERTAIN SELLING STOCKHOLDERS

TIM DEAN-SMITH was the Chief Financial Officer and director from the closing of the merger in January of 2005. He joined IElement March 2004 following the merger with MK Secure Solutions Limited, which Mr. Dean-Smith founded. Mr. Dean-Smith resigned from all positions with the Company on August 3, 2005.

Dennis Zweig is Ivan Zweig's uncle.

Susan Walton was a director of the Company until she resigned her position on August 3, 2005.

Vista Capital has acted as a consultant for IElement and its predecessor MailKey for several years. Most recently Vista Capital assisted in the Private Placement Offering for which IElement is registering shares in this registration statement.

Rockwell Capital Ventures, Global Trading Equity & Finance and Jurgen Popp have acted as consultants for IElement and its predecessor MailKey.

Stefan Muller and Fred Schmitz have recently agreed to act as an informal international advisory board whereby in exchange for 100,000 options each they have agreed to be available for consulting services and input on an as needed basis. The options have not yet vested.

Isaac de la Pena, together with another individual, owns a majority of Tehshi, Inc. IElement owns a twenty percent (20%) interest of Tehshi, Inc. which it received in the first quarter 2005 in a transaction whereby IElement transferred the rights to development and commercialization of its messaging security solutions operations and Mr. de la Pena, together with his partner, cancelled a debt owed by IElement in the amount of $76,107. In addition Mr. de la Pena is a former employee of MailKey.

DESCRIPTION OF SECURITIES

We are authorized to issue 2,000,000,000 shares of common stock, par value $0.001 per share, and 200,000,000 shares of blank check preferred stock. As of August 11, 2006, there were 159,035,031 shares of common stock and -0- shares of preferred stock issued and outstanding. There are no current plans to designate any Blank Check Preferred Stock.

COMMON STOCK

Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid to the holders of shares of preferred stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of the Company available for distribution to our shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination of such cash, stock, or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company (unless in connection with that event the dissolution, liquidation or winding up of the Company is specifically approved), or the merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Company of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Company.

Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

Such numbers of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of preferred stock or any obligation of the Company convertible into shares of common stock and (ii) upon exercise of any options or warrants to purchase shares of common stock.

PREFERRED STOCK

The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series. The authority of the board of directors with respect to each such series shall include a determination of the following, which may vary as between the different series of preferred stock:

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares;

(c) Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption;

(d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of this corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

(e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Company of the shares of the series;

(f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

(g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law, and

(h) Any other terms, conditions or provisions with respect to the series not inconsistent with the provisions of the articles of incorporation or any resolution adopted by the board of directors pursuant thereto.

The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote at a meeting of shareholders. No holder of shares of preferred stock of the Company shall, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

TRADING INFORMATION

Our common stock is currently quoted on the OTC Bulletin Board under the trading symbol IELM.OB. The transfer agent for our common stock is Madison Stock Transfer, P.O. Box 145, Brooklyn, NY 11229; (718) 627-4453.

PLAN OF DISTRIBUTION

We are registering an aggregate of 112,700,329 shares of our common stock covered by this prospectus on behalf of the selling stockholders. The selling stockholders and any of their donees, pledgees, assignees and successors-in-interest may, from time to time, offer and sell any and all of their shares of common stock on any stock exchange, market, or trading facility on which such shares are traded. The selling stockholders will act independently of us and each other in making decisions with respect to the timing, manner and size of each such sale. Sales may be made at fixed or negotiated or market prices. The shares may be sold by way of any legally available means, including in one or more of the following transactions:

         o    a block trade in which a broker-dealer engaged by a selling stockholder attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o    purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
         o    ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; and
         o    privately negotiated transactions.

Transactions under this prospectus may or may not involve brokers or dealers. The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. Broker-dealers or agents also may receive compensation in the form of discounts, concessions, or commissions from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Selling stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholders are deemed to be underwriters, they may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the number of shares to be sold, the name of the selling stockholder, the purchase price, the name of any agent or broker and any applicable commissions, discounts or other compensation to such agents or brokers and other material facts with respect to a particular offering will be set forth in a prospectus supplement as required by the Rules and Regulations under the Securities Act.

The selling stockholders may also sell shares under Rule 144 under the Securities Act if available, rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with. The anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales of the shares offered by the selling stockholders.

We are required to pay all fees and expenses incident to the registration of the shares. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the selling stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

As of July August 11, 2006, we had outstanding an aggregate of 159,035,031 shares of our common stock, assuming no exercises of our outstanding Stock Purchase Warrants. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

PUBLIC FLOAT

As of August 11, 2006, the public float for our common stock consisted of 50,658,930 shares. These shares are freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

RULE 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o    1% of the number of shares of our common stock then outstanding or
         o    the average weekly trading volume of our common stock on the OTC
              Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions. No shares of our common stock currently outstanding will be eligible for sale pursuant to Rule 144(k) until June 24, 2007.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our filings are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Laura Anthony, Esq., Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401. Telephone (561) 514-0936

On April 19, 2005 KK Solutions, Inc., a California corporation d/b/a/ Three 18, Inc. ("KK"), filed a complaint against the Company and its CEO, Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to KK. On May 2, 2006 we settled the litigation for a total settlement amount of $26,500 which has been paid in full.

On April 26, 2005 Communications Plus, Inc., a California company d/b/a Global Communications, ("Global"), filed a complaint against the Company and its CEO, Ivan Zweig, individually, in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a dispute regarding sales commissions due to Global. Global seeks damages in the amount of $50,000, plus interest. On February 14, 2006 the Company settled the matter for $27,000 payable in periodic installments the first of which was on February 14, 2006 and the last of which is due December 1, 2006.

EXPERTS

The financial statements of the Company as of March 31, 2006 and December 31, 2005 appearing in this prospectus have been so included in reliance on the report of Bagell, Josephs & Levine, CPA's, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The financial statements as of March 31, 2005 and 2004 included in this prospectus have been so included in reliance on the report of Bagell, Josephs & Levine, CPA's, an independent certified public accounting firm, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                        CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
                                       AND
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                        CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
                                       AND
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                TABLE OF CONTENTS

Consolidated Audited Financial Statements:
                                                                         PAGE(S)
                                                                         -------

Report of Independent Registered Public Accounting Firm                    F-1

Consolidated Balance Sheet as of March 31, 2006                            F-2

Consolidated Statements of Operations for the Years Ended
  March 31, 2006 and December 31, 2004 and 2003 and the
  Three Months Ended March 31, 2005 and 2004                               F-3

Consolidated Statement of Changes in Stockholders' (Deficit)
  for the Years Ended March 31, 2006 and December 31, 2004 and
  2003 And the Three Months Ended March 31, 2005                         F-4-5

Consolidated Statements of Cash Flows for the Years Ended
  March 31, 2006 and December 31, 2004 and 2003 and the
  Three Months Ended March 31, 2005 and 2004                             F-6-7

Notes to Consolidated Financial Statements                              F-8-29

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IElement Corporation and Subsidiary
Dallas, Texas

We have audited the accompanying consolidated balance sheet of IElement Corporation and Subsidiary (the "Company") as of March 31, 2006 and the related statements of operations and cash flows for the years ended March 31, 2006, December 31, 2004 and 2003 and the three months ended March 31, 2005 and the related statement of stockholders' equity (deficit) for the years ended March 31, 2006 and December 31, 2004 and 2003 and the three months ended March 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IElement Corporation and Subsidiary as of March 31, 2006 and the results of its operations and cash flows and changes of stockholders' equity(deficit) for the years ended March 31, 2006 and December 31, 2004 and 2003 and three months ended March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the years ended March 31, 2006 and December 31, 2004 and 2003 and the three months ended March 31, 2005 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in note 1 to the financial statements, the accompanying financial statements have been restated.

/s/ BAGELL, JOSEPHS LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

June 28, 2006

MEMBER OF: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

                        IELEMENT CORPORATION AND SUBSIDIARY
                          (FORMERLY MAILKEY CORPORATION)
                       CONSOLIDATED BALANCE SHEET (RESTATED)
                                  MARCH 31, 2006

                                                                       RESTATED
                                      ASSETS
                                                                       MARCH 31,
                                                                         2006
                                                                      -----------
CURRENT ASSETS:
  Cash and cash equivalents                                           $   719,450
  Accounts receivable, net                                                502,597
  Other current assets                                                        109
                                                                      -----------

          TOTAL CURRENT ASSETS                                          1,222,156
                                                                      -----------

  Fixed assets, net of depreciation                                       709,172
                                                                      -----------

OTHER ASSETS:
  Deposits                                                                118,487
                                                                      -----------

          TOTAL OTHER ASSETS                                              118,487
                                                                      -----------

TOTAL ASSETS                                                          $ 2,049,815
                                                                      ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Current portion - notes payable                                     $   168,899
  Lines of credit payable                                                   6,027
  Accounts payable and accrued expenses                                 1,199,914
  Customer deposits                                                       136,220
  Receivable financing payable                                            399,251
  Commissions payable                                                      14,364
  Deferred revenue                                                        676,759
                                                                      -----------

          TOTAL CURRENT LIABILITIES                                     2,601,434
                                                                      -----------

LONG-TERM LIABILITIES:
  Notes payable, net of current portion                                   465,785
                                                                      -----------

          TOTAL LONG-TERM LIABILITIES                                     465,785
                                                                      -----------

      TOTAL LIABILITIES                                                 3,067,219
                                                                      -----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $.001 Par Value, 200,000,000 shares authorized;
    -0- shares issued and outstanding at March 31, 2006                        --
  Common stock, $.001 Par Value, 2,000,000,000 shares
  159,035,031 shares issued and outstanding
    at March 31, 2006                                                     159,035
  Additional paid-in capital                                            1,061,413
  Additional paid-in capital- warrants                                    177,757
  Unearned compensation expense                                           (12,200)
  Accumulated deficit                                                  (2,403,410)
                                                                      -----------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                             (1,017,404)
                                                                      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                  $ 2,049,815
                                                                      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                            IELEMENT CORPORATION AND SUBSIDIARY
                                              (FORMERLY MAILKEY CORPORATION)
                                     CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)
                             FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
                                  AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                                       RESTATED        RESTATED         RESTATED       RESTATED         RESTATED
                                                                   YEARS ENDED                     THREE MONTHS ENDED
                                            -----------     ----------------------------     ---------------------------
                                              MARCH 31,     DECEMBER 31,     DECEMBER 31,     MARCH 31,       MARCH 31,
                                                2006            2004            2003            2005            2004
                                              (AUDITED)       (AUDITED)       (AUDITED)       (AUDITED)      (UNAUDITED)
                                            -------------   -------------   -------------   -------------   -------------

OPERATING REVENUE:
   Service income                           $   4,550,092   $   5,954,772   $   4,552,436   $   1,228,411   $   1,530,427

OPERATING EXPENSES
   Cost of sales (excluding depreciation
     of $187,197, $174,740, and $106,577
     for the years ended March 31, 2006,
     December 31, 2004,and December 31, 2003,
     respectively, and $45,670 and $40,470 for
     the three months ended March 31, 2005,
     and March 31, 2004, respectively.)         2,838,021       3,042,978       2,716,680         736,275         819,756

   General and administrative                   2,335,195       2,033,764       1,116,810         687,928         458,311
   Selling expenses                               416,426         519,600         518,425         116,263         109,240
   Depreciation                                   279,398         260,806         159,070          68,164          60,403
   Interest expense                                   534         138,576         122,100           6,992          31,354
   Receivable factoring fees                      106,602         129,021         118,504          29,874          33,085
                                            -------------   -------------   -------------   -------------   -------------

       TOTAL OPERATING EXPENSES                 5,976,176       6,124,745       4,751,589       1,645,496       1,512,149
                                            -------------   -------------   -------------   -------------   -------------

INCOME (LOSS) BEFORE OTHER (EXPENSE)           (1,426,084)       (169,973)       (199,153)       (417,085)         18,278
                                            -------------   -------------   -------------   -------------   -------------

OTHER (EXPENSE)
   Loss on sale of investments                         --        (125,068)        (65,903)             --         (86,558)
                                            -------------   -------------   -------------   -------------   -------------

       TOTAL OTHER EXPENSES                            --        (125,068)        (65,903)             --         (86,558)
                                            -------------   -------------   -------------   -------------   -------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES     (1,426,084)       (295,041)       (265,056)       (417,085)        (68,280)

PROVISION FOR INCOME TAXES                             --              --              --              --              --
                                            -------------   -------------   -------------   -------------   -------------

NET LOSS APPLICABLE TO COMMON SHARES        $  (1,426,084)  $    (295,041)  $    (265,056)  $    (417,085)  $     (68,280)
                                            =============   =============   =============   =============   =============

NET LOSS PER BASIC AND DILUTED SHARES       $       (0.01)  $       (0.02)  $       (0.02)  $       (0.01)  $       (0.00)
                                            =============   =============   =============   =============   =============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                        105,125,992      14,913,483      12,167,110      56,697,484      14,525,433
                                            =============   =============   =============   =============   =============

                  The accompanying notes are an integral part of these consolidated financial statements.

                                                IELEMENT CORPORATION AND SUBSIDIARY
                                                  (FORMERLY MAILKEY CORPORATION)
                         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT) - AUDITED (RESTATED)
                                     FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004
                                           AND FOR THE THREE MONTHS ENDED MARCH 31, 2005

                                         RESTATED     RESTATED     RESTATED      RESTATED     RESTATED      RESTATED
                                                                               ADDITIONAL
                                                                   ADDITIONAL   PAID - IN                   UNEARNED
                                              COMMON STOCK         PAID - IN     CAPITAL-    ACCUMULATED   COMPENSATION
                                          SHARES       AMOUNT       CAPITAL      WARRANTS      DEFICIT       EXPENSE        TOTAL
                                        -----------  -----------  -----------   -----------  -----------   -----------  -----------

Balance, December 31, 2003,
  as originally stated                            4  $        --  $        --   $        --  $  (265,056)  $        --  $  (265,056)

Issuance of common stock in exchange
  for redemption of shares of
  Integrated Communications
  Consultants Corporation
  ("ICCC") - recapitalization            14,369,364       14,369      (14,369)           --           --            --           --

Excess liabilities assumed
  from recapitalization of ICCC                  --           --   (2,079,665)           --           --            --   (2,079,665)

Issuance of common stock as 1%
  premium for redemption of
  ICCC shares                               143,687          144           --            --         (144)           --           --

Balance, December 31, 2003, (Restated)   14,513,055       14,513   (2,094,034)           --     (265,200)           --   (2,344,721)
                                        -----------  -----------  -----------   -----------  -----------   -----------  -----------

Shares of common stock issued in
  exercise of options                       26,400           26           49            --           --            --           75

Accounts payable converted to
  common stock                              35,200           35        4,965            --           --            --        5,000

Issuance of common stock in
  conversion of notes payable              423,209          423      247,577            --           --            --      248,000

Shares issued for cash                     206,391          206      119,094            --           --            --      119,300

Net loss for the period                         --           --           --            --     (295,041)           --     (295,041)
                                       -----------  -----------  -----------   -----------  -----------   -----------  -----------

Balance, December 31, 2004, (Restated)  15,204,255       15,203   (1,722,349)           --     (560,241)           --   (2,267,387)
                                       -----------  -----------  -----------   -----------  -----------   -----------  -----------

Shares of common stock issued in
  exercise of options                   16,115,345       16,115       29,667            --           --            --       45,782

Issuance of common stock in
  conversion of notes payable           16,526,236       16,527      809,785            --           --            --      826,312

Effects of reverse merger               34,726,355       34,726     (511,014)           --           --            --     (476,288)

Issuance of shares at $0.025 per
  share for services                     7,487,587        7,488      179,701            --           --            --      187,189

Issuance of shares at $0.025 per share
  in conversion of accounts payable        693,280          693       16,639            --           --            --       17,332

Issuance of shares at $0.025 per share
  in conversion of debt to equity        1,030,672        1,031       24,735            --           --            --       25,766

Net loss for the year ended
  March 31, 2005                                --           --           --            --     (417,085)           --     (417,085)
                                       -----------  -----------  -----------   -----------  -----------   -----------  -----------

Balance March 31, 2005 (Restated)       91,783,730  $    91,783  $(1,172,836)  $        --  $  (977,326)  $        --  $(2,058,379)
                                       ===========  ===========  ===========   ===========  ===========   ===========  ===========

                       The accompanying notes are an integral part of the consolidated financial statements.

                                                IELEMENT CORPORATION AND SUBSIDIARY
                                                  (FORMERLY MAILKEY CORPORATION)
                   CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT) - AUDITED (RESTATED)  (CONTINUED)
                                     FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004
                                           AND FOR THE THREE MONTHS ENDED MARCH 31, 2005

                                   RESTATED     RESTATED       RESTATED        RESTATED     RESTATED       RESTATED
                                                                             ADDITIONAL
                                                               ADDITIONAL     PAID - IN                    UNEARNED
                                        COMMON STOCK           PAID - IN       CAPITAL-    ACCUMULATED    COMPENSATION
                                    SHARES       AMOUNT         CAPITAL        WARRANTS      DEFICIT        EXPENSE        TOTAL
                                 ------------   ----------   ------------    ----------    ------------    --------    ------------
Balance,
   March 31, 2005 (Restated)       91,783,730   $   91,783   $ (1,172,836)           --    $   (977,326)   $     --    $ (2,058,379)
                                 ------------   ----------   ------------    ----------    ------------    --------    ------------

Issuance of 1,500,000
   shares at $0.05 per share
   for services                     1,500,000        1,500         73,500            --              --          --          75,000

Issuance of 340,000 shares
   at $0.025 per share
   for conversion of
   accounts payable                   340,000          340          8,160            --              --          --           8,500

Cancelation of 1,498,195
   shares at $0.025 per share
   for services rendered           (1,498,195)      (1,498)       (35,957)           --              --          --         (37,455)

Issuance of 300,000 shares
   at $0.02 per share
   for services rendered              300,000          300          5,700            --              --          --           6,000

Issuance of 175,000 shares
   at $0.02 per share
   for conversion of
   accounts payable                   175,000          175          3,325            --              --          --           3,500

Issuance of 250,000 shares
   at $0.025 per share
   for services rendered              250,000          250          5,250            --              --          --           5,500

Issuance of 2,000,000 shares
   at $0.04 per share
   for services rendered            2,000,000        2,000         78,000            --              --          --          80,000

Issuance of 1,596,311 shares
   at $0.05 per share
   for conversion of
   accounts payable                 1,596,311        1,597         70,238            --              --          --          71,835

Issuance of 30,219 shares
   at $0.05 per share
   for conversion of
   accounts payable                    30,219           30          1,330            --              --          --           1,360

Issuance of 325,000 stock
   options at $0.01
   for services to be
   rendered, market price $0.05            --           --         13,000            --              --     (13,000)              0

Adjust value of 4,109,637
   shares by $0.005 per shar               --           --        (20,548)           --              --          --         (20,548)

Cancellation of stock
   options at $0.01
   for services to be
   rendered, market price $0.05           --             --          (800)           --              --         800               0

Issuance of 44,875,000 shares
  at $0.035 per share for cash     44,875,000       44,875      1,525,750            --              --          --       1,570,625

Stock issuance costs                       --           --       (216,563)           --              --          --         (38,806)

Issuance of warrants                       --           --       (177,757)      177,757        (177,757)

Issuance of 250,000 shares
   at $0.035 per share
   for services rendered              250,000          250          8,500            --              --          --           8,750

Issuance of 3,380,000 shares
   for conversion of
   accounts payable                 3,380,000        3,380        140,620            --              --          --         144,000

Issuance of 914,286 shares at
   $0.035 per share
   for services rendered              914,286          914         31,086            --              --          --          32,000

Issuance of 5,870,000 shares
   for services rendered            5,870,000        5,870        340,130            --              --          --         346,000

Issuance of 250,000 shares at
   $0.11 per share
   for services rendered              250,000          250         27,250            --              --          --          27,500

Issuance of 168,680 shares at
   $0.11 per share
   for conversion of
   accounts payable                   168,680          169         18,385            --              --          --          18,555

Issuance of 4,700,000 shares
   at $0.05 per share
   for conversion of
   notes payable                    4,700,000        4,700        230,300            --              --          --         235,000

Issuance of 2,150,000 shares
   for conversion of
   accounts payable                 2,150,000        2,150        105,350            --              --          --         107,500

Net loss for the year ended
   March 31, 2006                          --           --             --            --      (1,426,084)         --      (1,426,084)
                                 ------------   ----------   ------------    ----------    ------------    --------    ------------

Balance March 31, 2006            159,035,031   $  159,035   $  1,061,413    $  177,757    $ (2,403,410)   $(12,200)   $ (1,017,404)
                                 ============   ==========   ============    ==========    ============    ========    ============

                       The accompanying notes are an integral part of the consolidated financial statements.

                                               IELEMENT CORPORATION AND SUBSIDIARY
                                                 (FORMERLY MAILKEY CORPORATION)
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
                                FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
                                     AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                                                RESTATED      RESTATED     RESTATED      RESTATED       RESTATED
                                                              -----------   -----------   -----------   -----------   -----------
                                                                                  YEARS ENDED              THREE MONTHS ENDED
                                                               MARCH 31,    DECEMBER 31,  DECEMBER 31,   MARCH 31,     MARCH 31,
                                                                 2006          2004          2003          2005           2004
                                                               (AUDITED)     (AUDITED)     (AUDITED)     (AUDITED)     (UNAUDITED)
                                                              -----------   -----------   -----------   -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                                 $(1,426,084)  $  (295,041)  $  (265,056)  $  (417,085)  $   (68,280)
                                                               -----------   -----------   -----------   -----------   -----------

   ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
     PROVIDED BY (USED IN) OPERATING ACTIVITIES:
     Depreciation and amortization                                279,398       260,806       159,070        68,164        60,403
     Bad debt expense                                              86,800        63,498        52,241         4,821        17,626
     Stock issued for services                                    522,748            --            --       187,189            --
     Loss on disposal of equipment                                     --         2,296            --         1,877            --

  CHANGES IN ASSETS AND LIABILITIES
     (Increase) decrease in accounts receivable                   (68,753)       96,436      (800,180)       62,540       221,720
     (Increase) decrease in other current assets                    1,671        (4,077)         (173)        2,470        (2,471)
     (Increase) decrease in deposits                              (59,494)      (14,517)      (40,006)       10,530           468
     Increase (decrease) in accounts payable                      320,555       154,463    (1,259,056)      294,777       (19,316)
     Increase (decrease) in liability for stock to be issued      (75,000)           --            --            --            --
     Increase (decrease) in accrued interest                        4,872        77,364        56,507            --        17,289
     Increase (decrease) in payroll taxes payable                      --        17,230            --       (17,230)       27,232
     Increase (decrease) in customer deposits                     (27,892)      (35,010)      204,000        (4,878)      (14,819)
     Increase (decrease) in receivable financing payable          (83,863)     (153,082)      657,003       (20,807)     (342,679)
     Increase (decrease) in lines of credit payable                 6,027            --            --            --            --
     Increase (decrease) in commissions payable                  (161,772)       98,994        58,731        18,411        43,786
     Increase (decrease) in refunds payable                            --          (936)        2,015        (1,079)       (1,526)
     Increase (decrease) in deferred revenue                     (138,277)     (262,959)    1,097,935       (19,940)       93,331
                                                                -----------   -----------   -----------   -----------   -----------

     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         (819,064)        5,465       (76,969)      169,760        32,764
                                                                -----------   -----------   -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of fixed assets                                --         3,451            --         2,800            --
     Acquisition of fixed assets                                  (99,519)     (233,396)     (251,023)       (9,485)     (163,766)
                                                                -----------   -----------   -----------   -----------   -----------

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         (99,519)     (229,945)     (251,023)       (6,685)     (163,766)
                                                                -----------   -----------   -----------   -----------   -----------

                             The accompanying notes are an integral part of these consolidated financial statements

                                               IELEMENT CORPORATION AND SUBSIDIARY
                                                 (FORMERLY MAILKEY CORPORATION)
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
                                FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
                                     AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

                                                     RESTATED      RESTATED       RESTATED       RESTATED       RESTATED
                                                   -----------    -----------    -----------    -----------    -----------
                                                                        YEARS ENDED                THREE MONTHS ENDED
                                                    MARCH 31,     DECEMBER 31,   DECEMBER 31,    MARCH 31,     MARCH 31,
                                                      2006           2004           2003           2005           2004
                                                    (AUDITED)      (AUDITED)      (AUDITED)      (AUDITED)     (UNAUDITED)
                                                   -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITES
    Payments of notes payable                      $   (56,350)   $  (465,344)   $   (46,193)   $   (32,909)   $   (32,600)
    Proceeds from notes payable                        625,331        467,054         22,450        100,000
    Common stock issued for cash                     1,570,625        119,300             --             --             --
    Stock issuance costs                              (216,563)
    Proceeds in exercise of stock options                   --             75             --         39,954             --
                                                   -----------    -----------    -----------    -----------    -----------

       NET CASH PROVIDED BY FINANCING ACTIVITIES     1,297,712        279,362        420,861         29,495         67,400
                                                   -----------    -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                               379,129         54,882         92,869        192,570        (63,602)

CASH AND CASH EQUIVALENTS -
    BEGINNING OF YEAR / PERIOD                         340,321         92,869             --        147,751         92,869
                                                   -----------    -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - END OF
    YEAR / PERIOD                                  $   719,450    $   147,751    $    92,869    $   340,321    $    29,267
                                                   ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:

CASH PAID DURING THE YEAR FOR:
    Interest expense                               $       114    $    34,983    $     6,459    $     2,563    $     3,890
                                                   ===========    ===========    ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:

    Common stock issued for conversion of
         accounts payable                          $   355,250    $     5,000    $         0    $    17,332    $     5,000
                                                   ===========    ===========    ===========    ===========    ===========

    Accounts payable converted to debt             $   170,384    $    50,000    $         0    $    70,000    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Issuance of stock for redemption of
         ICCC shares                               $         0    $         0    $     4,123    $         0    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Common stock issued for converstion
         of notes payable                          $   235,000    $   248,000    $         0    $   852,078    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Debt converted to accounts payable             $         0    $         0    $         0    $   126,000    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Liabilities assumed to acquire fixed
         assets from ICCC                          $         0    $         0    $ 2,079,665    $         0    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Debt converted in exercise of options          $         0    $         0    $         0    $     5,828    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Accounts payable and accrued expenses
      acquired in reverse merger                   $         0    $         0    $         0    $    63,343    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Debt acquired in reverse merger                $         0    $         0    $         0    $   337,945    $         0
                                                   ===========    ===========    ===========    ===========    ===========

    Stock issued for services                      $   522,748    $         0    $         0    $   187,189    $         0
                                                   ===========    ===========    ===========    ===========    ===========

                     The accompanying notes are an integral part of these consolidated financial statements

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------

         MK Secure Solutions Ltd. was established as a messaging security and
         Management company. On March 25, 2004, pursuant to an Agreement and
         Plan of Merger, Global Diversified Acquisition Corp. ("GDAC"), acquired all of the outstanding capital stock of MK Secure Solutions Ltd
         ("MKSS"), a holding company incorporated on March 11, 2003, under the laws of the British Virgin Islands. The transaction was effected by the issuance of shares such that the former MKSS shareholders owned approximately 90% of the outstanding MailKey stock after the transaction. GDAC then changed its name to MailKey Corporation
         ("MailKey").

         The Company's Chairman and Chief Executive Officer resigned in
         September 2004 and the Company's Chief Financial Officer and member of the Board resigned in November 2004. Both positions have been filled by the Company's founder and deputy chairman.

         In the first quarter of 2005 the Company was unable to continue funding the development of its messaging security solutions, and the rights were transferred to the development team in return for the cancellation of most of the liabilities which the Company owed to them. The Company retains an interest of 20% in the messaging security solutions; however to date there has been no commercialization of the solutions. In the first quarter 2005 the Company sold its insolvent British Virgin
         Islands subsidiary, MK Secure Solutions Limited, for $1 to a UK based accounting firm, SS Khehar & Company. SS Khehar & Company has agreed to deal with the winding up of the former subsidiary, for a fee of $1,800.

         On November 9, 2004, the Company entered into an Agreement and Plan of
         Merger (the "Merger Agreement") by and among the MailKey Corporation,
         MailKey Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary ("Merger Sub"), Inc., a Nevada Corporation, IElement, Inc.
         ("IElement") and Ivan Zweig, pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of
         IElement. This transaction closed in January 2005. At the closing of the Merger, Merger Sub was merged into IElement, at which time the separate corporate existence of Merger Sub ceased and IElement now continues as the surviving company. The Share Exchange has been accounted for as a reverse merger under the purchase method of accounting. Accordingly, IElement will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of IElement.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------
         (CONTINUED)

         Under the terms of the Merger Agreement, MailKey issued its common stock, $.001 par value per share, in exchange for all of the issued and outstanding shares of capital stock of IElement. The exchange ratio setting forth the number of shares of MailKey common stock issued for each issued and outstanding share of capital stock of IElement was 3.52 shares of MailKey common stock for each issued and outstanding share of capital stock of IElement.

         IElement, incorporated in Nevada on December 30, 2002, is a facilities-based nationwide communications service provider that provides state-of-the-art telecommunications services to small and medium sized enterprises ("SMEs"). IElement provides broadband data, voice and wireless services by offering integrated T-1 lines as well as
         Layer 2 Private Network solutions that provide SMEs with dedicated
         Internet access services, customizable business solutions for voice, data, wireless and Internet, and secure communications channels between the SME offices, partners, vendors, customers and employees without the use of a firewall or encryption devices. IElement has a network presence in 18 major markets in the United States, including facilities in Los Angeles, Dallas, and Chicago. The Company started business in
         2003.

         In connection with the closing of the merger, MailKey entered into a letter of intent with Ivan Zweig and Kramerica Capital Corporation
         ("Kramerica"), a corporation wholly-owned by Mr. Zweig, which contemplates that MailKey and IElement will enter into a four year employment agreement with Kramerica and Mr. Zweig pursuant to which Mr.
         Zweig will serve as the Chief Executive Officer of MailKey and
         IElement. The letter of intent provides that Mr. Zweig will receive an annual base salary of $300,000. In addition to his base salary, Mr.
         Zweig will be entitled to annual performance bonuses with targets ranging from $1,000,000 to $3,000,000 during the second, third and fourth years provided IElement achieves certain performance goals. If
         Mr. Zweig is terminated without cause, MailKey is obligated to pay the remaining salary owed to Mr. Zweig for the complete term of the employment agreement, to pay off all notes owed to Mr. Zweig or
         Kramerica, all outstanding options shall become fully vested, MailKey shall pay all earned performance bonuses and all accrued vacation. If
         Mr. Zweig is terminated for any reason other than cause, MailKey shall pay in full the notes owed to either Mr. Zweig or Kramerica Capital
         Corporation and at least 75% of the earned bonus plan set forth by the directors.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
         --------------------------------------------------

         Effective January 24, 2005, Mr. Zweig was also appointed to the Board of Directors of MailKey. Ivan Zweig has served as the Chief Executive
         Officer of IElement since March 2003. Mr. Zweig is also the Chief
         Executive Officer, director and sole shareholder of Kramerica, a personnel services corporation. Since December 1998, Mr. Zweig has served as the Chief Executive Officer and director of Integrated
         Communications Consultants Corp. ("ICCC"), a nationwide data carrier specializing in high speed Internet access and secure data transaction.
         ICCC provides IElement with resold telecom services and IElement pays
         ICCC approximately $97,000 on a monthly basis for such services. On
         October 1, 2004, ICCC filed for Chapter 11 bankruptcy protection in the
         United States Bankruptcy Court, Northern District of Texas, Dallas
         Division. On January 19, 2005, upon the consummation of the acquisition, IElement issued eight (8) promissory notes to, Kramerica, certain members of Mr. Zweig's immediate family and others in the aggregate amount of $376,956.16 (the "Notes") with no interest. Upon issuance, the Notes were payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and were secured by substantially all of the assets of IElement. IElement did not make any payments on the Notes. On March 25, 2006 each of the
         Notes were cancelled and IElement issued new convertible promissory notes to the same individuals in the same principal amount of
         $376,956.16, again with no interest thereon. The first payment on each of the new convertible promissory notes is due in September 2006 with a total of 36 monthly installments through August 2009. The Lender has the right to convert all or a portion of the outstanding balance, at any time until the notes are paid in full, into IElement's common stock at a conversion price of $0.035 per share. Any past due balance on the old Notes was forgiven at the time of cancellation of the old Notes and issuance of the new convertible promissory notes. The new convertible promissory notes are secured by substantially all the assets of
         IElement, as were the original Notes. The aggregate of the Kramerica notes are $120,000 and were issued for services rendered prior to issuance. The $50,000 note was originally issued on June 1, 2004 for services prior to that date and was restated subsequent to the merger on January 19, 2005. The remaining $70,000 note was issued on January
         19, 2005 for services rendered prior to that date. The Company's consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, and have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 1-  ORGANIZATION AND BASIS OF PRESENTATION
         --------------------------------------
         (CONTINUED)

         The Company received consent to amend the Articles of Incorporation to increase the number of shares of common stock authorized to be issued from 100,000,000 shares to 2,000,000,000 shares, and consented to the authorization of 200,000,000 shares of Blank Check Preferred Stock.
         There are no current plans to designate any Blank Check Preferred
         Stock.

         On August 1, 2005, the Company filed an Information Statement in the definitive form on schedule 14C with the SEC to change its name from
         MailKey Corporation to IElement Corporation. Concurrent with this name change, the Company received a new stock trading symbol (IELM.OB) on the NASD Over-the-Counter Electronic Bulletin Board.

         On August 8, 2005, Tim Dean-Smith and Susan Walton resigned their positions on the Board of Directors (the "Board") of the Company. Tim
         Dean-Smith also resigned from his position as Chief Financial Officer of the Company. The resignations of Mr. Dean-Smith and Ms. Walton were consistent with the expectations of the parties pursuant to the consummation of the merger between IElement and the Company on January
         19, 2005, and do not arise from any disagreement on any matter relating to the Company's operations, policies or practices, nor regarding the general direction of the Company. Neither Mr. Dean-Smith nor Ms. Walton
         served on any subcommittees of the Board. Ivan Zweig, the current
         Chairman of the Board and Chief Executive Officer was appointed as the
         Chief Financial Officer of the Company until a new Chief Financial
         Officer is found.

RESTATEMENT

The restatement relates to the recapitalization of IElement by Integrated
Communications Consultants Corporation (ICCC) on March 1, 2003. In a
recapitalization, fair value adjustments and goodwill are not recognized. This restatement corrects the reporting of this transaction by removing those adjustments relating to fair value and goodwill.

The effects of the restatement adjustments on IElement's previously reported balance sheet, statement of operations and statement of cash flows for the year ended March 31, 2006 are summarized below.

                                          3/31/06                 3/31/06
Balance Sheet                           As Restated       As Previously Reported
--------------                          -----------       ----------------------

Customer List, net of amortization               $0                  $831,866

Total assets                             $2,049,815                $2,881,680

Additional paid in capital               $1,075,782                $3,155,447

Total stockholders' equity (deficit)    ($1,017,404)                ($185,539)

Total liabilities and stockholders'
  equity (deficit)                       $2,049,815                $2,881,680

                                        YE 3/31/06               YE 3/31/06
Statement of Operations                 As Restated       As Previously Reported
------------------------                -----------       ----------------------

Depreciation and amortization              $279,398                  $695,331

Total operating expenses                 $5,976,176                $6,392,109

Income before other expense             ($1,426,084)              ($1,842,017)

Net income (loss) before taxes          ($1,426,084)              ($1,842,017)

Net income (loss) applicable to
  common shares                         ($1,426,084)              ($1,842,017)

Net income (loss) per basic and
  diluted share                              ($0.01)                   ($0.02)

                                         YE 3/31/06             YE 3/31/06
Statement of Cash Flows                 As Restated       As Previously Reported
------------------------                -----------       ----------------------

Net (loss)                              ($1,426,084)              ($1,842,017)

Depreciation and amortization              $279,398                  $695,331

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         BASIS OF CONSOLIDATION
         ----------------------

         The consolidated financial statements include the financial position and results of IElement. All significant inter-company accounts and transactions have been eliminated in consolidation.

         USE OF ESTIMATES
         ----------------

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of
         America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         -------------------------

         The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

         The Company maintains cash and cash equivalents with a financial institution which is insured by the Federal Deposit Insurance
         Corporation up to $100,000. At various times throughout the year the
         Company had amounts on deposit at the financial institution in excess of federally insured limits.

         REVENUE AND COST RECOGNITION
         ----------------------------

         The Company records its transactions under the accrual method of accounting whereby income is recognized when the services are provided rather than when billed or the fees are collected, and costs and expenses are recognized in the period they are incurred rather than paid for. In determining when to recognize revenue the Company relies on Staff Accounting Bulletin Topic 13. The Company uses 4 criteria in determining when revenue is realized or realizable and earned. First, the Company must have persuasive evidence of the existing of an arrangement. The Company utilizes written contracts with its customers to meet this criterion. Second, delivery must have occurred or services must have been rendered. The Company defers revenue from the date invoiced, usually 35-40 days before services are rendered, to the month services are deemed completely rendered, thereby satisfying this criterion. Third, the price must be fixed and determinable. The Company delivers invoices to every customer stating the exact amount due for services, thereby satisfying this criterion. Fourth, the company determines credibility of its customers and collectibility of its invoices by evaluating its ongoing history and relationship with each customer, the fact that each customer is dependant upon the Company to provide its telephone and internet services and, in many cases, the fact that the customer has a security or service deposit with the
         Company in the amount of one month's service charges. When the Company cannot determine that a particular customer is credible and a particular invoice is collectible, the company will not record this invoice as revenue until the payment is collected from that customer.
         Thus, the Company meets the fourth criterion that collectibility be reasonably assured.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
          --------------------------------------------
          (CONTINUED)

         ACCOUNTS RECEIVABLE
         -------------------

         The Company factors 99% of its billings with an outside agency. The
         Company invoices its customers on the 28th of the month for services to be rendered two months subsequent to the billing date. The Company receives 75% of the aggregate net face value of the assigned accounts at the time of placement with the factor.

         DEFERRED REVENUE
         ----------------

         Deferred revenue consists of customers billed in advance of revenue being earned.

         PROVISION FOR BAD DEBT
         ----------------------

         Under SOP 01-6 "Accounting for Certain Entities (including Entities with Trade Receivables), the Company has intent and belief that all amounts in accounts receivable are collectible. The Company has determined that based on their collections an allowance for doubtful accounts of $12,165 and $6,098 has been recorded at March 31, 2006 and
         March 31, 2005.

         Bad debt expense for the years ended March 31, 2006 and December 31,
         2004 and 2003 was $86,800, $63,498 and $52,241, respectively. Bad debt expense for the three months ended March 31, 2005 and 2004 was $4,821 and $17,626, respectively.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         ADVERTISING COSTS
         -----------------

         The Company expenses the costs associated with advertising and marketing as incurred. Advertising and marketing expenses included in the statements of operations for the years ended March 31, 2006 and
         December 31, 2004 and 2003 were $44,444, $24,556 and $5,901, respectively. Advertising and marketing expenses included in the statements of operations for the three months ended March 31, 2005 and
         2004 were $660 and $9,216, respectively.

         INCOME TAXES
         ------------

         The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates. No benefit is reflected for the years ended March 31, 2006 and 2005, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

         FIXED ASSETS
         ------------

         Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                Furniture and equipment            5 Years
                Telecommunications equipment       5 Years

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred;
         significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

         (LOSS) PER SHARE OF COMMON STOCK
         --------------------------------

         Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for the periods presented.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         ---------------------------------------------
         (CONTINUED)

         (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)
         --------------------------------------------

         The following is a reconciliation of the computation for basic and diluted EPS:

                                           YEARS ENDED                           THREE MONTHS ENDED
                        ------------------------------------------------   -------------------------------
                           RESTATED         RESTATED        RESTATED         RESTATED         RESTATED
                        -------------    --------------   --------------   --------------   --------------
                           MARCH 31,      DECEMBER 31,     DECEMBER 31,      MARCH 31,       MARCH 31,
                             2006            2004             2003             2005             2004
                           (AUDITED)       (AUDITED)        (AUDITED)        (AUDITED)        (UNAUDITED)
                        --------------   --------------   --------------   --------------   --------------
Net loss                ($  1,426,084)   ($    295,041)   ($    265,056)   ($    417,085)   ($    68,280)

Weighted average
common shares
outstanding (Basic)       105,125,992       14,913,483      12,167,110       56,697,484       14,525,433

Weighted average
common stock
equivalents
     Stock options                 --               --               --               --               --
     Warrants                      --               --               --               --               --

Weighted average
common shares
outstanding (Diluted)     105,125,992       14,913,483       12,167,110       56,697,484      14,525,433

         There were no options or warrants outstanding to purchase stock for the three months ended March 31, 2005 and 2004 and for the years ended
         December 31, 2004 and 2003. There were 31,723,281 warrants and options outstanding as of March 31, 2006, but including these options and warrants would have been anti-dilutive to our loss per common share.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         STOCK-BASED COMPENSATION
         ------------------------

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion
         No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and
         related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123,
         "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based
         Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the
         intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         STOCK-BASED COMPENSATION (CONTINUED)
         ------------------------------------

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
         (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "ACCOUNTING
         FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR
         ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES".

         The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.
         The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

         Stock-based compensation for the years ended March 31, 2006 and
         December 31, 2004 and 2003 was $12, $0 and $0, respectively.
         Stock-based compensation for the three months ended March 31, 2005 and
         2004 was $187,189 and $0, respectively.

         RECENT ACCOUNTING PRONOUNCEMENTS
         --------------------------------

         This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 did not have an impact on the Company's results of operations or financial position.

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB
         Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and
         Technical Corrections. This statement rescinds SFAS No. 4, "REPORTING
         GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT," and an amendment of that statement, SFAS No. 44, "ACCOUNTING FOR INTANGIBLE ASSETS OF MOTOR
         CARRIERS," and SFAS No. 64, "EXTINGUISHMENTS OF DEBT MADE TO SATISFY
         SINKING-FUND REQUIREMENTS".

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         This statement amends SFAS No. 13, "ACCOUNTING FOR LEASES", to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions.

         Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No.
         145 related to the rescissions of SFAS No. 4 were effective for the
         Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

         In June 2003, the FASB issued SFAS No. 146, "ACCOUNTING FOR COSTS
         ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES". This statement covers restructuring type activities beginning with plans initiated after
         December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of
         SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

         In December 2002, the FASB issued Statement No. 148, "ACCOUNTING FOR
         STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE, AN AMENDMENT OF
         FASB STATEMENT NO. 123"("SFAS 148"). SFAS 148 amends FASB Statement No.
         123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that
         Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends
         Accounting Principles Board ("APB") Opinion No. 28, "INTERIM FINANCIAL
         REPORTING", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," but has
         adopted the enhanced disclosure requirements of SFAS 148. In May 2003, the FASB issued SFAS Statement No. 150, "ACCOUNTING FOR CERTAIN
         FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND
         EQUITY". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May
         31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable.
         It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

         In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"),
         "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES,
         INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF Others". FIN 45
         requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of
         FIN 45 did not have a significant impact on the Company's results of operations or financial position.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"),
         "CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB
         NO. 51". FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial

         For variable interest entities created or acquired prior to February 1,
         2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

         On December 16, 2004, the Financial Accounting Standards Board ("FASB")
         published Statement of Financial Accounting Standards No. 123 (Revised
         2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.

         The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005.
         Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the first quarter of fiscal year 2006 and thereafter.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         --------------------------------------------
         (CONTINUED)

         On December 16, 2004, FASB issued Statement of Financial Accounting
         Standards No. 153, "EXCHANGES OF NON-MONETARY ASSETS, AN AMENDMENT OF
         APB OPINION NO. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS" (" SFAS
         153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flow.

NOTE 3-  FIXED ASSETS
         ------------

         Property and equipment as of March 31, 2006 was as follows:

                                                                MARCH 31,
                                                                   2006
                                                               ------------
         Property and equipment                                $  1,472,787
         Less: accumulated depreciation                        ($   763,615)
                                                               ------------
         Net book value                                        $    709,172
                                                               ============

         There was $279,398, $260,806 and $159,079 charged to operations for depreciation expense for the years ended March 31, 2006 and December
         31, 2004 and 2003, respectively. There was $68,164 and $60,403 charged to operations for depreciation expense for the three months ended March
         31, 2005 and 2004, respectively.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 4-  NOTES PAYABLE
         -------------

         The Company has several notes payable at March 31, 2006. On January 19,
         2005, upon the consummation of the acquisition, IElement issued eight
         (8) promissory notes to, Kramerica, certain members of Mr. Zweig's immediate family and others in the aggregate amount of $376,956 (the
         "Notes") with no interest. Upon issuance, the Notes were payable in 36 monthly installments with the first payment commencing six months after the closing of the merger and were secured by substantially all of the assets of IElement. IElement did not make any payments on the Notes. On
         March 25, 2006 each of the Notes were cancelled and IElement issued new convertible promissory notes to the same individuals in the same principal amount of $376,956, again with no interest hereon. The first payment on each of the new convertible promissory notes is due in
         September 2006 with a total of 36 monthly installments through August
         2009. The Lender has the right to convert all or a portion of the outstanding balance, at any time until the notes are paid in full, into
         IElement's common stock at a conversion price of $0.035 per share. Any past due balance on the old Notes was forgiven at the time of cancellation of the old Notes and issuance of the new convertible promissory notes. The new convertible promissory notes are secured by substantially all the assets of IElement as were the original Notes.
         The aggregate of the Kramerica notes are $120,000 and were issued for services rendered prior to issuance. The $50,000 note was originally issued on June 1, 2004 for services prior to that date and was restated
         subsequent to the merger on January 19, 2005. The remaining $70,000 note was issued on January 19, 2005 for services rendered prior to that date.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 4-  NOTES PAYABLE
         -------------
         (CONTINUED)

         Accrued interest on the notes is $0 at March 31, 2006.

         The notes payable balances at March 31, 2006 were as follows:

                                                             MARCH 31,
                                                               2006
                                                            -----------
                  Total notes payable                       $   634,684
                  Less: current maturities                      168,899
                                                            -----------

                  Long-term notes payable                   $   465,785
                                                            ============

         The amount of principal maturities of the notes payable for the next four years ending March 31 and in the aggregate is as follows:

                                2007          $168,899
                                2008          $201,316
                                2009          $186,684
                                2010          $ 77,785
                                      -----------------
                                              $634,684
                                      =================

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 5-  OPERATING LEASES
         ----------------

         The Company leases office space under a lease commencing in June of
         2005. The lease is payable on a month-to-month basis. Monthly payments under the current lease is $3,284. The Company also leased additional office space in Texas and California. The Company ceased leasing this additional space during the period ended December 31, 2004.

         Rental payments charged to expense for the years ended March 31, 2006 and December 31, 2004 and 2003 were $41,872, $82,072 and $68,750, respectively. Rental payments charged to expense for the three months ended March 31, 2005 and 2004 were $11,700 and $15,050, respectively.

NOTE 6-  STOCKHOLDERS' EQUITY (DEFICIT)
         ------------------------------

         COMMON STOCK
         ------------

         As of March 31, 2006, the Company has 2,000,000,000 shares of common stock authorized at a par value of $0.001, and 159,035,031 shares issued and outstanding.

         The following details the stock transactions for the year ended March
         31, 2006:

         The Company issued 2,150,000 shares of common stock in conversion of accounts payable valued at $107,000.

         The Company issued 4,700,000 shares of common stock in conversion of notes payable in the amount of $235,000.

         The Company issued 168,680 shares of common stock in conversion of accounts payable valued at $18,555.

         The Company issued 250,000 shares of common stock for services rendered valued at $27,500.

         The Company issued 5,870,000 shares of common stock for services rendered valued at $346,000.

         The Company issued 914,286 shares of common stock for services rendered valued at $32,000.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 6-  STOCKHOLDERS' EQUITY (DEFICIT)
         ------------------------------
         (CONTINUED)

         The Company issued 3,380,000 shares of common stock in conversion of accounts payable valued at $144,000.

         The Company issued 250,000 shares of common stock for services rendered valued at $8,750.

         The Company issued 44,875,000 shares of common stock for $1,570,625 in cash.

         On December 30, 2005, the Company confirmed the sale of unregistered securities sold in units consisting of, in the aggregate, 45,125,000 shares of common stock at a purchase price of $0.035 per share, for an aggregate purchase price of $1,579,375 and warrants for the purchase of and aggregate total of 22,562,500 at a strike price of $0.10 per share
         (the "Warrants"). The securities were sold to accredited investors in reliance on an exemption provided in Regulation D, Rule 506 and 4(2)
         under the Securities Act. The Company may call the Warrants at any time after both the (1) closing bid price for the common stock of the
         Company has been equal to or greater than $0.12 per share for ten (10)
         consecutive trading days, and (2) the shares underlying the warrants have been included on an SB-2 Registration Statement, or other substantially equivalent registration statement, that has been filed by the Company and then active or declared effective by the SEC and shall expire upon the earlier of forty-five (45) days from the date the
         Warrant is called or on December 31,2007.

         The Company issued 1,626,530 shares of common stock in conversion of accounts payable valued at $73,195.

         The Company issued 2,000,000 shares of common stock for services rendered valued at $80,000.

         The Company issued 250,000 shares of common stock for services rendered valued at $5,500.

         The Company issued 175,000 shares of common stock in conversion of accounts payable valued at $3,500.

         The Company issued 300,000 shares of common stock for services rendered valued at $6,000.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 6-  STOCKHOLDERS' EQUITY (DEFICIT)
         ------------------------------
         (CONTINUED)

         The Company canceled 1,498,195 shares of common stock for services rendered valued at $37,455.

         The Company issued 340,000 shares of common stock in conversion of accounts payable valued at $8,500.

         The Company issued 1,500,000 shares of common stock for services rendered valued at $75,000.

         As of March 31, 2005 the Company had 91,783,730 shares of common stock issued and outstanding. The following details the stock transactions for the three months ended March 31, 2005:

         The Company issued 16,115,345 shares of common stock due to the exercise of options.

         The Company issued 16,526,236 shares of common stock in conversion of notes payable to equity valued at $826,312.

         The Company issued 34,726,355 shares of common stock in conjunction with the reverse merger.

         The Company issued 7,487,587 shares of common stock for services valued at $187,189.

         The Company issued 693,280 shares of common stock in conversion of accounts payable valued at $17,332.

         The Company issued 1,030,672 shares of common stock in conversion of notes payable valued at $25,776.

         In connection with the recapitalization, there were $337,945 in notes payable and $63,343 in liabilities assumed by the new company.

         As of December 31, 2004 the Company had 15,204,255 shares of common stock issued and outstanding. The following details the stock transactions for the year ended December 31, 2004:

         The Company issued 206,391 shares of common stock for $119,300 in cash.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 6-  STOCKHOLDERS' EQUITY (DEFICIT)
         ------------------------------
         (CONTINUED)

         The Company issued 423,209 shares of common stock in conversion of notes payable valued at $248,000.

         The Company issued 35,200 shares of common stock in conversion of accounts payable valued at $5,000.

         The Company issued 26,400 shares of common stock due to the exercise of options.

         The Company issued 14,513,054 shares of common stock in conjunction with the recapitalization and share exchange of Integrated
         Communications Consultants Corporation.

         BLANK CHECK PREFERRED STOCK
         ---------------------------

         The company also has 200,000,000 shares of Blank Check Preferred Stock authorized. There are no current plans to designate and Blank Check
         Preferred Stock.

NOTE 7-  PROVISION FOR INCOME TAXES
         --------------------------

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

         At March 31, 2006, deferred tax assets consist of the following:

         Net deferred tax assets                      $  721,023
         Less:  valuation allowance                   $ (721,023)
                                                      -----------
                                                      $       -0-
                                                      ===========

         At March 31, 2006, the Company had deficits accumulated in the approximate amount of $2,403,410, available to offset future taxable income through 2024. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

                       IELEMENT CORPORATION AND SUBSIDIARY
                         (FORMERLY MAILKEY CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED MARCH 31, 2006 AND DECEMBER 31, 2004 AND 2003
             AND FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

NOTE 8-  GOING CONCERN
         -------------

         As shown in the accompanying consolidated financial statements the
         Company has sustained net operating losses for the years ended March
         31, 2006 and December 31, 2004 and 2003 as well as the three months ended March 31, 2005 and 2004. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. This raises substantial doubt about the Company's ability to continue as a going concern.

         The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing.

         There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

         The consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada corporation law provides that:

o        a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

o        a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.
         Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

o        to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Our Certificate of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless a final adjudication establishes that such acts or omissions involve: (i) intentional misconduct , (ii) fraud, or
(iii) a knowing violation of the law that was material to the cause of action.

         Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company.
We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

         Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the
Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities
(other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates except for the registration fee.

EXPENSES                                                             AMOUNT
Registration Fee                                                 $     1,375.00
Costs of Printing and Engraving                                  $     3,900.00
Legal Fees                                                       $    15,000.00
Accounting Fees                                                  $     2,000.00
Miscellaneous                                                    $       650.00
                                                                 --------------
TOTAL                                                            $    22,925.00
                                                                 ==============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

As of December 31, 2005, the Company has 2,000,000,000 shares of common stock authorized at a par value of $0.001, and as of June 5, 2006 159,035,031 shares issued and outstanding. The company also has 200,000,000 shares of Blank Check
Preferred Stock authorized. There are no current plans to designate any Blank
Check Preferred Stock.

On March 25, 2006, we reached agreements with twelve (12) note holders to amend and restate the terms of our repayment obligations to them as set forth in certain promissory notes issued in January and August 2005. The note holders agreed to waive the accrued but unpaid principal, in exchange for the future right to convert the outstanding principal amount ($560,053 as of March 23,
2006) to shares of our common stock at a conversion price of $0.035 per share.
Both the prior notes and the new convertible secured promissory notes are non interest bearing. The first payment on each of the new convertible promissory notes is due in September 2006 with a total of 36 monthly installments through
August 2009. The note holder has the right to convert all or a portion of the outstanding balance, at any time until the notes are paid in full, into
IElement's common stock at a conversion price of $0.035 per share.

Two of the notes are held by Kramerica, Inc., a Company in which our Chief
Executive Officer and Director, Mr. Ivan Zweig, is the sole shareholder, officer and director. The aggregate principal amount of the notes owed to Kramerica,
Inc. is $120,000. In addition, six additional note holders are Mr. Zweig's immediate family. The aggregate principal amount of the notes owed to Mr.
Zweig's immediate family is $256,956. Both the prior notes and the new convertible secured promissory notes in favor of Kramerica and Mr. Zweig's family, are secured by substantially all of the assets of IElement, Inc. The remaining four note holders are currently unaffiliated with IElement. In addition, the remaining four notes were and remain unsecured.

The common stock that will be issued upon conversion of the Notes will be subject to certain resale restrictions, as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The convertible notes were issued in reliance on Section 4(2) of the Securities Act of 1933.

On March 23, 2006, IElement issued 400,000 shares of common stock to Susan
Walton in exchange for payment of a debt in the amount of $200,000. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On March 23, 2006, IElement issued 1,600,000 shares of common stock to Tim Dean
Smith in exchange for payment of a debt in the amount of $80,000. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On March 23, 2006, IElement issued 1,800,000 shares of common stock to Jeremy
Dean Smith in exchange for payment of a debt in the amount of $90,000. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On March 23, 2006, IElement issued 2,900,000 shares of common stock to Dolphin
Capital in exchange for payment of a debt in the amount of $145,000. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On March 23, 2006, IElement issued 150,000 shares of common stock to Isaac de la Pena in exchange for payment of a debt in the amount of $7,500. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On March 22, 2006, IElement issued 80,000 shares of common stock to Tim Dean
Smith in exchange for payment of a debt in the amount of $4,000. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On March 8, 2006, I Element issued 168,680 shares of common stock to Quality
Sound Communications in exchange for the cancellation of a debt owed to Quality by IElement in the amount of $18,554.85 for sales commissions owed. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On February 1, 2006, IElement issued 250,000 shares of common stock to Stefan
Muller in exchange for consulting services rendered in the amount of $8.750. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On February 1, 2006, IElement issued 1,000,000 shares of common stock to Stefan
Muller in exchange for consulting services rendered in the amount of $60,000.
The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On February 1, 2006, IElement issued 1,000,000 shares of common stock to Jurgen
Popp in exchange for consulting services rendered in the amount of $60,000. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On February 1, 2006, IElement issued 20,000 shares of common stock to Donald
Kennedy in exchange for consulting services rendered in the amount of $1,000.
The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

On February 1, 2006, IElement issued 100,000 shares of common stock to John Fox in exchange for consulting services rendered in the amount of $5,000. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On December 30, 2005, the Company confirmed the sale of unregistered securities sold in units consisting of, in the aggregate, 45,125,000 shares of common stock at a purchase price of $0.035 per share, for an aggregate purchase price of $1,579,375 and warrants for the purchase of and aggregate total of
22,562,500 at a strike price of $0.10 per share (the "Warrants"). The securities were sold to accredited investors in reliance on an exemption provided in
Regulation D, Rule 506 and 4(2) under the Securities Act. The Company may call the Warrants at any time after both the (1) closing bid price for the common stock of the Company has been equal to or greater than $0.12 per share for ten
(10) consecutive trading days, and (2) the shares underlying the warrants have been included on an SB-2 Registration Statement, or other substantially equivalent registration statement, that has been filed by the Company and then active or declared effective by the SEC and shall expire upon the earlier of forty-five (45) days from the date the Warrant is called or on December 31,2007.
The following is a complete list of share recipients:

PURCHASER                               AGGREGATE        SHARES OF COMMON      NUMBER OF SHARES
                                      PURCHASE PRICE      STOCK PURCHASED       ISSUABLE UPON
                                                                                CONVERSION OF
                                                                                   WARRANT
-------------------------------       --------------     ----------------      ----------------

Michael Bloch                             $70,000            2,000,000            1,000,000
Jonathan Lowenthal                        $17,500              500,000              250,000
Wayne Schoenmakers                         $3,500              100,000               50,000
Thomas Barrett                             $7,000              200,000              100,000
Wm Goatley Revocable Trust                 $8,750              250,000              125,000
Richard Crose                             $17,500              500,000              250,000
Robert Gillman                            $17,500              500,000              250,000
Timothy Broder                            $17,500              500,000              250,000
Thomas Allen Piscula                      $17,500              500,000              250,000
Raymond Dunwoodle                         $17,500              500,000              250,000
Fred Matulka                              $17,500              500,000              250,000
Michael Melson                            $17,500              500,000              250,000
Oscar Greene Jr                           $17,500              500,000              250,000
Robert Rowley                             $17,500              500,000              250,000
Trey Investments, LLP                      $5,250              150,000               75,000
William Cail                                 $875               25,000               12,500
Kenneth Meyer                             $35,000            1,000,000              500,000
Frank Davis                                $7,000              200,000              100,000
Holger Pfeiffer                            $8,750              250,000              125,000
Bellano Family Trust                      $10,500              300,000              150,000
Calder Capital, Inc.                      $17,500              500,000              250,000
Ulrich Nusser                              $8,750              250,000              125,000
Sat Paul Dewan                            $10,500              300,000              150,000
Thomas Weiss                               $8,750              250,000              125,000
Marianne Issels                            $8,750              250,000              125,000
Stefan Muller                             $17,500              500,000              250,000
Annette Bohmer                            $17,500              500,000              250,000
Hendrik Paulus                            $17,500              500,000              250,000
Robert Flaster                             $7,000              200,000              100,000
William Harner                             $5,250              150,000               75,000
Veronica Kristi Prenn                     $52,500            1,500,000              750,000
Ryan Cornelius                            $52,500            1,500,000              750,000
Jurgen Popp                               $52,500            1,500,000              750,000
Robert Smith                              $10,500              300,000              150,000
Gerd Weger                               $350,000           10,000,000            5,000,000
Christiane Loberbauer                      $8,750              250,000              125,000
Fred Schmitz                             $175,000            5,000,000            2,500,000
Glenn Jensen                             $105,000            3,000,000            1,500,000
Laurence Straus                           $10,500              300,000              150,000
General Research GMBH                     $17,500              500,000              250,000
AK Asset Management                       $35,000            1,000,000              500,000
Benjamin Eichholz                         $52,500            1,500,000              750,000
Amaltea SA                                $17,500              500,000              250,000
Clarence Keck Jr.                          $5,250              150,000               75,000
Jorn Follmer                              $17,500              500,000              250,000
Mattias Graeve                             $8,750              250,000              125,000
Jerome Niedfelt                           $10,500              300,000              150,000
John Niedfelt                              $7,000              200,000              100,000
Global Equity Trading & Finance, Ltd.     $17,500              500,000              250,000
Global Equity Trading & Finance, Ltd.     $70,000            2,000,000            1,000,000
Film & Music Entertainment, Inc.          $35,000            1,000,000              500,000
Red Giant Productions, Inc.               $17,500              500,000              250,000
                                   --------------       --------------       --------------
TOTAL                                  $1,579,375           45,125,000           22,562,500
                                   ==============       ==============       ==============

         On March 8, 2005 the Company issued 1,693,334 shares of common stock to
Lance K. Stovall in exchange for services rendered as a sales agent, which services were valued at $42,333. On June 6, 2005 Mr. Stovall returned 1,498,195 shares of common stock valued at $37,455. Upon receipt, the common shares were canceled. The shares were issued in reliance on Section 4(2) of the Securities
Act and contain a restrictive legend in accordance with Rule 144.

         On April 8, 2005 the Company issued 1,500,000 shares of common stock to
BDM Holdings, LLC against the $75,000 liability for Stock to be issued. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On May 19, 2005, the Company issued 340,000 shares of common stock to
Trad Solutions valued at $8,500 as a sales agent as payment on the outstanding balance owed. The shares were issued in reliance on Section 4(2) of the
Securities Act and contain a restrictive legend in accordance with Rule 144.

         On June 7, 2005 the Company issued 175,000 shares of common stock to
Rick Wright valued at $3,500 to a consultant as payment on the outstanding balance owed. The shares were issued in reliance on Section 4(2) of the
Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 10, 2005, the Company issued 200,000 shares of common stock valued at $5,000 to Blake Martensen, a consultant, for services received. On
June 7, 2005 the Company issued 300,000 shares of common stock to Blake
Martensen valued at $6,000 as a consultant for services received. On June 29,
2005 the Company issued 1,000,000 shares of common stock valued at $40,000 to
Blake Martensen, a consultant for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On June 20, 2005, the Company issued 250,000 shares of common stock to
Burton Goldi valued at $5,500 as a consultant for services received. On March 8,
2005 the Company issued 1,030,672 shares of common stock valued at $25,767 to
Mr. Goldi for consulting services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On June 29, 2005 the Company issued 1,000,000 shares of common stock valued at $40,000 to Heather Walther as a bonus. On March 8, 2005 the Company issued 1,220,637 shares of common stock valued at $30,516 to Ms. Walther for employee compensation. The shares were issued in reliance on Section 4(2) of the
Securities Act and contain a restrictive legend in accordance with Rule 144.

         On July 28, 2005 and August 8, 2005 the Company issued 1,596,311 and
30,219 respectively shares of common stock valued at $73,194 to Quality Sound
Communications, a sales agent as payment on the outstanding balance owed and as payment for current services. The shares were issued in reliance on Section 4(2)
of the Securities Act and contain a restrictive legend in accordance with Rule
144.

         On March 14, 2005, the Company issued 2,229,374 shares of common stock valued at $111,469 to Obelix for consulting services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 14, 2005 the Company issued 2,018,000 shares of common stock valued at $50,450 to Claudette Milan for consulting services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 10, 2005 and December 8, 2004 the Company issued 150,000 and
150,000 respectively shares of common stock valued at $3,750 and $9,000 to Jon A
Gordon for consulting services received. The shares were issued in reliance on
Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 10, 2005 and December 31, 2005 the Company issued 150,000 and
150,000 respectively shares of common stock valued at $3,750 and_$9,000 to Carl
D. Glaeser for consulting services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 8, 2005 and March 28, 2005, the Company issued 192,308 and
192,308 respectively shares of common stock valued at $4,808 and $4,808 to Brian
Lebrecht for legal services received. The shares were issued in reliance on
Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 8, 2005, the Company issued 1,000,000 shares of common stock valued at $25,000 to David Otto for legal services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 8, 2005 the Company issued 693,280 shares of common stock valued at $17,332 to Rick Wright for consulting services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 8, 2005 the Company issued 2,018,000 shares of common stock valued at $50,450 to Alex Ponnath for technology services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 8, 2005 the Company issued 1,680,000 shares of common stock valued at $42,000 to Jeff Wilson for employee compensation. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On January 19, 2005, Mailkey Corporation, consummated the acquisition of IElement, Inc. Under the terms of the Merger Agreement dated November 9,
2004, the Company issued an aggregate of 47,845,836 shares of its common stock,
$.001 par vale per share, in exchange for all of the issued and outstanding shares of capital stock of IElement and in exchange for the cancellation of certain debt outstanding on the date of closing. The Agreement and Plan of
Merger and First Amendment thereto are filed herewith as Exhibits 2.1 and 2.2.

         On December 8, 2004, the Company issued 400,000 shares of common stock valued at $68,000 to Brad Van Siclen for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On December 8, 2004, the Company issued 95,000 shares of common stock valued at $16,150 to Eric A Farrow for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On December 8, 2004, the Company issued 8,333 shares of common stock valued at $1,417 to Brad B Schwall, Jr for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On December 8, 2004, the Company issued 100,000 shares of common stock valued at $17,000 to Charles Ashley for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On December 8, 2004, the Company issued 60,500 shares of common stock valued at $10,285 to Donald B Schwall, Jr. for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On November 11, 2004, the Company issued 1,000,000 shares of common stock valued at $262,000 to Terrence Byrne for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On November 11, 2004, the Company issued 315,000 shares of common stock valued at $126,000 to Brad Van Siclen for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On November 11, 2004, the Company issued 400,000 shares of common stock valued at $160,000 to Willian Grimes for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On November 5, 2004, the Company issued 37,500 shares of common stock valued at $26,250 to Donald B. Schwall, Jr. for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On November 5, 2004, the Company issued 385,000 shares of common stock valued at $154,000 to Ivan Zweig for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On October 5, 2004, the Company issued 500,000 shares of common stock valued at $350,000 to Roger B. Ponting for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On October 5, 2004, the Company issued 28,750 shares of common stock valued at $20,125 to Susan Walton for services received. The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On September 7, 2004 the Company issued an aggregate of 1,388,072 shares of its common stock to its existing shareholders upon the exercise of outstanding warrants. The shares were issued in reliance on Section 4(2) of the
Securities Act and contain a restrictive legend in accordance with Rule 144.

         On July 20, 2004, the Company issued an aggregate of 291,944 shares of its common stock to its existing shareholders upon the exercise of outstanding warrants. The shares were issued in reliance on Section 4(2) of the Securities
Act and contain a restrictive legend in accordance with Rule 144.

         On June 13, 2004, the Company issued 60,005 shares of common stock valued at $210,018 to Scott Peters upon the exercise of an outstanding warrant.
The shares were issued in reliance on Section 4(2) of the Securities Act and contain a restrictive legend in accordance with Rule 144.

         On March 25, 2004 MailKey Corporation consummated the reverse merger transaction with Global Diversified Acquisition Corp. In accordance with the terms of the Merger Agreement dated February 20, 2004 as amended March 24, 2004, the Company issued an aggregate of 26,246,000 shares of its common stock to the holders of MailKey capital stock in exchange for all the issued and outstanding capital stock of MailKey. A detailed description of the Merger Agreement and
Plan of Merger, as amended, are set forth on Form 8-K, and Exhibits filed therewith, filed on April 9, 2004.

         Also on March 25, 2004 the Company issued an additional 2,590,013 shares of common stock to certain service providers in association with the consummation of the reverse merger transaction with Global Diversified
Acquisition Corp.

         On March 18, 2004 the Company issued 200,000 shares of common stock valued at $606,000 to Corporate Communications Network, Inc. for consulting services received. The shares were issued in reliance on Section 4(2) of the
Securities Act and contain a restrictive legend in accordance with Rule 144.

ITEM 27. EXHIBITS.

Exhibit
Number          Description
------          -----------

5.1             Legal Opinion

2.1             Agreement and Plan of Merger, dated February 20, 2004, by and among Global Diversified Acquisition Corp., G.D. Acquisition
                Corp., MK Secure Solutions Limited and Westvale Consulting
                Limited.

2.2             First Amendment to Agreement and Plan of Merger, dated March 23,
                2004, by and among Global Diversified Acquisition Corp., G.D.
                Acquisition Corp., MK Secure Solutions Limited and Westvale
                Consulting Limited.

2.3             Agreement and Plan of Merger, dated November 9, 2004, by and among Mailkey Corporation, Mailkey Acquisition Corp., IElement,
                Inc. and Ivan Zweig.

2.4             First Amendment and Waiver to Agreement and Plan of Merger,
                dated December 30, 2004, by and among Mailkey Corporation,
                Mailkey Acquisition Corp., IElement, Inc. and Ivan Zweig.

3(i).1          Articles of Incorporation.

3(i).2          Amendment to Articles of Incorporation

3(i).3          Amendment to Articles of Incorporation

3(i).4          Amendment to Articles of Incorporation

3(i).5          Certificate of Correction

3(i).6          Amended Articles of Incorporation of Mailey Corporation dated
                August 1, 2005.

3(ii)           Restated By-Laws of IElement

10.1            Employment Agreement with Ivan Zweig in the form of Binding
                Letter of Intent dated January 18, 2005

10.2            Form of Warrant

10.3            Form of Amended and Restated Convertible Secured Promissory
                Notes dated March 25, 2006

10.4            Integrated Communications Consultants Corporation Master
                Services Agreement by and between Integrated Communications
                Consultants Corporation and IElement, Inc. dated April 30, 2003.

10.5            Lease Agreement between IElement, Inc. and 13714 Gamma, Ltd dated June 9, 2005.

10.6            Form of Vista Capital warrant

21.0            List of Subsidiaries

23.1            Consent of Auditor

23.2            Consent of Attorney (within Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a) (3) of the
Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the

"Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Registrant will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the
Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule
424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the
Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on
Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas on July 21, 2006.

IELEMENT CORPORATION:

 Date: August 11, 2006

By: /s/ Ivan Zweig
    ------------------------------
Name:   Ivan Zweig
Title:  Chief Executive Officer,
        Chairman and Principal Accounting Officer
        Principal Financial Officer

IVAN ZWEIG

 Date: August 11, 2006
/s/ Ivan Zweig
------------------------------
Name:   Ivan Zweig
Title:  Chief Executive Officer,
        Chairman and Principal Accounting Officer
        Principal Financial Officer
        Director

LANCE K. STOVALL

 Date: August 11, 2006
/s/ Lance K. Stovall
-------------------------------
Name:   Lance K. Stovall
Title:  Director

KEN A. WILLEY

Date: August 11, 2006

/s/ Ken A. Willey
-------------------------------
Name: Ken A. Willey
Title: Director